UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Williams Companies, Inc.
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We Make Clean

Energy Happen

2021 Proxy Statement | The Williams Companies, Inc.

OUR MISSION

Williams is committed to being the leader in providing infrastructure that safely delivers natural gas products to reliably fuel the clean energy economy.

OUR CORE VALUES

are engrained in how we do our work every day on behalf of our stakeholders.

AT WILLIAMS, WE ARE:

WILLIAMS 2021 PROXY STATEMENT

 MARCH 18, 2021

 DEAR FELLOW WILLIAMS STOCKHOLDER:

As Chairman of the Williams Board of Directors, I am pleased to report that, in a year filled with uncertainty, Williams was able to ensure the safe and reliable delivery of energy across America thanks to our dedicated workforce and best-in-class natural gas infrastructure.

Since the founding of our company, more than 100 years ago, Williams has embraced a culture of doing what is right, a concept that is today synonymous with sustainability. In that spirit, Williams is leading the industry with transparency on environmental, social, and governance (ESG) matters as well as investments in technology to accelerate the company’s journey to net zero carbon emissions by 2050. The company is also embarking on a broader clean energy strategy that is centered on the economic and environmental benefits of natural gas and its ability to reduce emissions in a pragmatic and cost-effective way.

Despite all the headwinds our industry faced in 2020, Williams performed exceptionally well and achieved another year of records. Highlights include:

∎	Record adjusted EBITDA of $5.1 billion

∎	Record distributable cash flow of $3.4 billion

∎	Record gathered volumes

∎	Record contracted transmission capacity

∎	Early in-service capacity for critical, clean energy projects

∎	Improved credit metrics and ESG scores

Looking ahead, it is my pleasure to invite you to join us for The Williams Companies, Inc. 2021 Annual Meeting of Stockholders, which will be webcast on Tuesday, April 27, 2021, at 2:00 p.m., Central Daylight Time. Due to public health concerns arising from the coronavirus pandemic, the annual meeting will be conducted in a virtual-only format; information regarding attending the virtual annual meeting can be found in the proxy statement. Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice of annual meeting and proxy statement that follow.

Thank you for your continued support of Williams.

Sincerely,

Stephen W. Bergstrom

Chairman of the Board

LETTER TO STOCKHOLDERS

Williams
ENERGIZING
COMMUNITIES

AARON M.
PROJECT MANAGER, TULSA, OKLAHOMA

WILLIAMS 2021 PROXY STATEMENT

DATE, TIME AND PLACE

Tuesday, April 27, 2021 at 2:00 p.m. CDT

Due to public health concerns arising from the coronavirus pandemic, this year’s annual meeting will be conducted online via live, audio webcast at www.meetingcenter.io/274167323. There will be no in-person meeting.

RECORD DATE

The record date is the close of business on March 1, 2021. Stockholders of record at such time are entitled to receive notice of and to participate and vote at the annual meeting or any adjournments or postponements thereof.

HOW TO ATTEND THE ANNUAL MEETING To attend the annual meeting, access the Internet and go to the following site: www.meetingcenter.io/274167323.

∎ If you are (i) a stockholder of record or (ii) are a Beneficial Holder who has obtained a control number from Computershare (each of (i) and (ii) is “a Voting Eligible Party”), then select “I have a Control Number”, enter your control number located on the Notice of Internet Availability of Proxy Materials (the “Notice”) or your proxy card, and enter the meeting password WMB2021.

∎ If you are not a Voting Eligible Party, (i) select “I am a Guest”, enter your first and last name, and (ii) enter your email address.
AGENDA
At the annual meeting, you will be asked to:
1. Elect the 13 director nominees identified in the proxy statement;
2. Approve, on an advisory basis, the Company’s executive compensation;
3. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021; and
4. Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board unanimously recommends that you vote FOR each of the director nominees and FOR each of proposals 2 and 3 above.

VOTING

We request that stockholders of record please promptly vote in one of the following ways so that your shares of common stock may be represented and voted at the annual meeting:

∎ Vote via the Internet at www.envisionreports.com/wmb;

∎ Call toll-free 1-800-652-VOTE (8683) in the United States or Canada;

∎ If you received a printed version of the proxy materials, mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope; or

∎ If you wish to vote during the virtual annual meeting, you may vote from within the meeting website by clicking on the “Cast Your Vote” link.

For further instructions on voting, please see the “Questions and Answers About the Annual Meeting and Voting” section of the proxy statement, refer to the Notice you received in the mail or, if you received a printed version of the proxy materials by mail, on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 27, 2021: The proxy statement and our 2020 Annual Report, which includes a copy of our annual report on Form 10-K, are available at www.edocumentview.com/wmb.

Please refer to the proxy statement for more information, including a detailed explanation of the matters being submitted to a vote of the stockholders.

By Order of the Board of Directors,

Robert E. Riley, Jr.

Corporate Secretary

March 18, 2021

PROXY STATEMENT

We are providing this proxy statement as part of a solicitation by the Board of Directors (the “Board”) for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. Due to public health concerns arising from the coronavirus pandemic, the Annual Meeting will be conducted online via live, audio webcast at www.meetingcenter.io/274167323 on Tuesday, April 27, 2021, at 2:00 p.m., Central Daylight Time. There will be no in-person meeting. We expect to mail to stockholders or otherwise make available this proxy statement and the accompanying proxy card beginning on March 18, 2021.

Unless the context otherwise requires, all references in this proxy statement to “Williams,” the “Company,” “we,” “us,” and “our” refer to The Williams Companies, Inc. and its consolidated subsidiaries.

WILLIAMS 2021 PROXY STATEMENT

This summary highlights information contained elsewhere in this proxy statement. It does not contain all the information that you should consider. Please read this entire proxy statement carefully before voting.

AGENDA AND VOTING RECOMMENDATIONS

CORPORATE GOVERNANCE AND STRUCTURE

∎	12 of 13 director nominees, including all Audit Committee and Compensation and Management Development Committee members, are independent;

∎	4 of 13 director nominees are women;

∎	The Company has a “Rooney Rule” requiring the consideration of diverse director candidates for director vacancies and newly created directorships;

∎	The Chairman of the Board is independent of our Chief Executive Officer (“CEO”);

∎	Non-employee directors meet in executive session at each regularly scheduled Board meeting; and

∎	The Board conducts an annual strategy session to discuss long- term strategy, risks, and opportunities.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (ESG)

∎	Our sustainability reports are available on www.williams.com;

∎	In August we announced our climate commitment, setting a near-term goal of a 56% absolute reduction from 2005 levels in company-wide greenhouse gas emissions by 2030 and putting us on a positive trajectory to be net zero carbon emissions by 2050;

∎	We have committed to the ONE Future 2025 methane intensity goals for industry sectors of 0.08% for Gathering and Boosting, 0.11% for Processing, and 0.31% for Transmission and Storage;

∎	Our Environmental, Health, and Safety Policy provides a safety framework for integrating safety performance into our core business activities;

∎	Our Code of Business Conduct is a comprehensive resource governing our ethical concerns and other matters; and

∎	Our scores amongst four of the most relevant and influential ESG ratings and rankings firms in 2020 reflected widespread recognition of our enhanced sustainability efforts.

COMPENSATION

∎	We pay for performance.

At target, at least 79% of our named executive officers’ (“NEOs”) compensation is variable based on the Company’s performance;

∎	At target, 88% of our Chief Executive Officer’s compensation is at risk;

∎	Our compensation programs are designed to reward officers and employees for strong operational and financial results aligned with our Company’s strategy; and

∎	Annual equity awards provide the most significant differentiation in pay and performance.

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2	WILLIAMS 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

GENERAL

Our Board believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of investors, employees, customers, business partners, regulatory agencies, and other stakeholders.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines provide a framework for the governance of Williams and address the operation, structure, and practice of the Board and its committees. The Corporate Governance Guidelines can be found in the Governance section of our website. The Governance and Sustainability Committee reviews these guidelines at least annually and recommends changes to the Board, as necessary.

STRATEGIC PLANNING

During the year, the Board meets with management to discuss and approve strategic plans, financial goals, capital spending, and other factors critical to successful performance. The Board also reviews the Company’s long-term strategic planning at least annually and monitors the implementation of the Company’s strategic plan throughout the year. During Board meetings, directors review key issues and financial performance. In 2020, the Board met privately with the CEO and met in executive session at each regular Board meeting and additionally as required. Further, the CEO regularly communicates with the Board regarding the implementation of the Company’s strategic and financial plans.

BOARD/COMMITTEE/DIRECTOR EVALUATIONS

The Board and each of its committees conduct annual evaluations and self-assessments. The results of those activities are made available to all directors. The evaluation process is reviewed annually by the Governance and Sustainability Committee which considers general trends and feedback regarding the prior year’s evaluations. In addition, the Corporate Governance Guidelines and the Governance and Sustainability Committee Charter provide that individual directors will be evaluated, as necessary.

CHIEF EXECUTIVE OFFICER EVALUATION AND MANAGEMENT SUCCESSION

The Board and the CEO annually discuss and collaborate to set the CEO’s performance goals and objectives. The Board annually meets in executive session to assess the CEO’s performance. The
Board, in conjunction with the Compensation and Management Development Committee, maintains a process for planning orderly succession for the CEO and other executive officer positions and oversees executive officer development.

BOARD LEADERSHIP STRUCTURE

Pursuant to our By-laws and Corporate Governance Guidelines, the positions of Chairman of the Board and CEO may be held by the same or different persons. At this time, the Board believes that having an independent Chairman of the Board is the most appropriate Board leadership structure. However, the Board has the flexibility to revise this structure based upon its periodic assessment and review of the Company’s needs and leadership. In this regard, Alan S. Armstrong serves as our President and CEO, and Stephen W. Bergstrom serves as our Chairman of the Board. The Board believes that having an independent Chairman aids in the Board’s oversight of management and promotes communications among the Board, the CEO, and other members of senior management. In addition, having a separate Chairman of the Board and CEO allows Mr. Armstrong to focus on his responsibilities in managing the Company.

The responsibilities of the Chairman of the Board include:

∎	presiding over Board meetings and executive sessions of the independent directors;

∎	overseeing the planning of the annual Board calendar and, in consultation with the CEO, scheduling and setting the Board and committee meeting agendas;

∎	overseeing the appropriate flow of information to the Board;

∎	acting as liaison between the independent directors and management;

∎	assisting the Chairs of the various Board committees in preparing agendas for committee meetings;

∎	chairing the Company’s annual meeting of stockholders; and

∎	performing other functions and responsibilities referred to in the Corporate Governance Guidelines or requested by the Board from time to time.

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BOARD OVERSIGHT OF WILLIAMS’ RISK MANAGEMENT PROCESSES

The Board has oversight responsibility regarding the assessment of the major risks inherent in our business. Accordingly, the Board reviews management’s efforts to address and mitigate risks, including strategic, regulatory, compliance, operational, financial, reputational, and cybersecurity risks, among others. The Board reviews risk in the context of discussions, question and answer sessions, and management reports at each regular Board meeting. The Board also evaluates the risks inherent in significant transactions. While the Board is ultimately responsible for risk oversight, the committees of the Board assist it in fulfilling its oversight responsibilities. The Board’s committees do so by considering the risks within their respective areas of expertise. For example:

∎	The Audit Committee oversees risks involving financial reporting and related internal controls. As part of this process, the Audit Committee meets periodically with management to review, discuss, and provide oversight with respect to our processes and controls, including controls to assess, monitor, manage, and mitigate potential significant risk exposures relating to the integrity of the Company’s financial statements and related compliance with legal and regulatory requirements. In providing such oversight, the Audit Committee may also discuss such processes and controls with our internal and independent auditors.

∎	The Compensation and Management Development Committee oversees risks associated with compensation program design including by reviewing whether there are risks that are reasonably likely to have a material adverse effect on us. Such committee also addresses risks relating to management development and retention.

∎	The Environmental, Health, and Safety Committee oversees risk management relating to environmental, health, and safety matters, including oversight of management’s safety-related policies and procedures.

∎	The Governance and Sustainability Committee considers structural governance and composition matters including recommending to the Board the allocation of oversight responsibilities to the Board committees.

At each regular Board meeting, the Board receives reports on significant committee activities. Certain risks, such as cybersecurity, are deemed to be of such importance to the Company that oversight is addressed by the full Board. In addition, risk management is incorporated in the Company’s annual strategic planning process, which is periodically reviewed by the Board. The Board also periodically reviews with management the Company’s insurance program and policies including its cyber insurance coverage.

Management also plays an important role in implementing the processes and procedures designed to mitigate risk and assisting the Board in the exercise of its oversight function. For example, we use a risk-based prioritization system, involving risk ranking and risk reduction estimates, in evaluating opportunities. This risk prioritization, as well as cost and other inputs, inform the proposed selection of opportunities proposed to the Board to be executed within a budget year. We also have a Chief Ethics and Compliance Officer who oversees our corporate ethics and compliance program (including Federal Energy Regulatory Commission compliance), our Code of Business Conduct training, and compliance with Company policies, standards, and procedures. Our Chief Ethics and Compliance Officer, or his delegee, and the General Counsel report, on an as needed basis, to the Audit Committee regarding Code of Business Conduct matters and calls to our ethics hotline related to accounting and auditing concerns. Such officers also report throughout the year to the Governance and Sustainability Committee regarding all other Code of Business Conduct concerns and calls to our ethics hotline. At least annually, our Chief Ethics and Compliance Officer, or his delegee, and our General Counsel meet with the Governance and Sustainability Committee to review the effectiveness of our corporate ethics and compliance program.

Management also periodically engages in a review of the critical risks to the Company and establishes and implements policies and procedures to address and mitigate such risks. For instance, we have a Chief Information Officer who assesses our information security and oversees our enterprise-wide cybersecurity risk management program. Such program includes, among other elements, mandatory cybersecurity training for our employees and third-parties who may have access to our systems, the maintaining of industrial control systems which meet or exceed industry cybersecurity standards, and the ongoing evaluation of the threat landscape. We engage external vendors including to conduct annual benchmark maturity assessments on our implementation of the NIST Cybersecurity Framework and for annual penetration testing of our information technology infrastructure. We also engage with various governmental entities, as needed, in conducting external program reviews of our information security controls.

The Chief Information Officer also, at least annually, meets with the Board to present a cybersecurity update, including an analysis of our cybersecurity risk management program’s strengths, weaknesses, opportunities, and cyber threats to the Company.

EXECUTIVE SESSIONS

OF NON-EMPLOYEE DIRECTORS

Non-employee directors meet without management present at each regularly scheduled Board meeting. Additional meetings may be called by the Chairman of the Board in his discretion or at the request of the Board.

4	WILLIAMS 2021 PROXY STATEMENT

DIRECTOR INDEPENDENCE

Our Corporate Governance Guidelines require that all members of the Board, except our CEO, be “independent” directors as defined by the rules of the New York Stock Exchange (“NYSE”). Our Corporate Governance Guidelines also require that the Board annually determine whether our directors are independent. In evaluating independence, the NYSE’s rules require that the Board affirmatively determine that a director has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Certain relationship and transactional standards, including specified dollar and percentage threshold amounts, are also set forth in the NYSE’s independence rules which, if exceeded, would disqualify a director from being independent. Prior to making a recommendation to the Board, our Governance and Sustainability Committee also considers relationships, which, while not constituting related party transactions in which a director had a direct or indirect material interest, nonetheless involved transactions between the Company and a company with which a director is affiliated, whether through employment status or by virtue of serving as a director. Included in the Governance and Sustainability Committee’s review were the following transactions, which occurred in the ordinary course of business. All matters described below fall below the relevant thresholds for independence as set forth in the NYSE’s rules:

DIRECTOR	MATTERS CONSIDERED

Nancy K. Buese	Ordinary course business transactions with Newmont Mining Corporation

Stephen I. Chazen	Ordinary course business transactions with Occidental Petroleum Corporation

Charles I. Cogut	Ordinary course business transactions with Air Products & Chemicals, Inc.

Vicki L. Fuller	Ordinary course business transactions with Fidelity Investments, Inc.

Peter A. Ragauss	Ordinary course business transactions with Apache Corporation

Rose M. Robeson	Ordinary course business transactions with Newpark Resources

William H. Spence	Ordinary course business transactions with PPL Corporation

Based on the evaluations performed and recommendations made by the Governance and Sustainability Committee, in January 2021, the Board affirmatively determined that each of Mr. Bergstrom, Ms. Buese, Mr. Chazen, Mr. Cogut, Mr. Creel, Ms. Doré, Ms. Fuller, Mr. Ragauss, Ms. Robeson, Mr. Sheffield, Mr. Smith, and Mr. Spence are independent as defined by the NYSE’s rules.

Mr. Armstrong, our President and CEO, as well as a director, is not independent because of his role as an executive officer of the Company.

In addition to the NYSE’s independence requirements generally applicable to directors, all members of our Audit Committee and Compensation and Management Development Committee must meet heightened independence standards imposed by the NYSE and the Securities and Exchange Commission (“SEC”). Based on evaluations performed and recommendations made by the Governance and Sustainability Committee, in January 2021, the Board determined that all the members of our Audit Committee and Compensation and Management Development Committee satisfy the heightened independence requirements imposed by the NYSE and the SEC applicable to members of such committees.

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TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written policies and procedures with respect to related person transactions. Any proposed related person transaction involving a director must be reviewed and approved by the full Board. The Governance and Sustainability Committee reviews proposed transactions with any other related persons, promoters, and certain control persons that would otherwise be required to be disclosed in our SEC filings. If convening a Governance and Sustainability Committee meeting before a related person transaction occurs is impractical, the committee Chair may review the transaction alone.

No director may participate in any review, consideration, or approval of any related person transaction with respect to which such director or any of his or her immediate family members is the related person. The Governance and Sustainability Committee or its Chair, or the Board, as the case may be, may approve, in good faith, only those related person transactions that are in, or not inconsistent with, the Company’s best interests and the best interests of our stockholders. In conducting a review of whether a transaction is in, or is not inconsistent with the Company’s best interests and those of our stockholders, the Governance and Sustainability Committee or its Chair, or the Board, as the case may be, will consider, among other things, the benefits of the transaction to the Company, the availability of other sources for comparable products or services, the terms of the transaction, the terms available to unrelated third-parties and to employees generally, and the nature of the relationship between the Company and the related party. There were no transactions that required review or approval by the Governance and Sustainability Committee, its Chair, or the full Board in 2020.

OUTSIDE BOARD SERVICE

Our Corporate Governance Guidelines limit the service of our directors on publicly held company boards and investment company boards to no more than four, including our Board, provided that, our CEO is limited to service on one non-affiliated public company board. Each of our directors is in compliance with our Corporate Governance Guidelines’ limitation.

MAJORITY VOTE STANDARD

The Board has a majority vote standard for the election of directors in uncontested elections. Each of our directors executed an irrevocable resignation that will become effective if he or she fails to receive a majority of the votes cast in an uncontested election and the Board accepts such resignation. If a director fails to receive the required votes for election, the Governance and Sustainability Committee will act on an expedited basis to determine whether to recommend acceptance of the resignation. The Governance and Sustainability Committee will then submit its recommendation for consideration by the Board. The Board will act on the recommendation, and publicly disclose its decision, within 90 days from the certification date of the election results. The Board expects the director whose tendered resignation is under consideration to abstain from participating in any decision regarding that resignation. The Governance and Sustainability Committee and the Board may consider any factors they deem relevant in deciding whether to make such recommendation or to accept a director’s tendered resignation. If the Board accepts a director’s resignation, the Governance and Sustainability Committee will recommend to the Board whether to fill such vacancy or to reduce the size of the Board.

DIRECTOR ATTENDANCE AT ANNUAL

MEETING OF STOCKHOLDERS

We have a policy that all directors are expected to attend our annual meeting of stockholders. All Board members attended the 2020 Annual Meeting of Stockholders.

STOCKHOLDER ENGAGEMENT

We are committed to ongoing, constructive, and meaningful engagement with our stockholders. During 2020, members of our executive management team attended 17 investor conferences, engaged in four non-deal roadshows where they met with existing and potential stockholders, and hosted our annual analyst day. Presentations from these meetings and conferences are typically posted on the Investor page of our website. Our Board also periodically invites representatives of our large investors to present at our Board meetings where such representatives may share their perspectives on the Company and our industry. Investors occasionally travel to our headquarters and meet with our management. We also regularly engage with investors concerning environmental, social, and governance (“ESG”) matters. For example, in January 2021, our executive officer team presented, via webcast, our inaugural virtual ESG event. These various engagements allow us to receive feedback concerning our operational, financial, and strategic results, as well as ESG matters important to stockholders.

In addition, we host a quarterly earnings call during which our executive management team responds to analyst questions regarding both historical results and forward-looking information. Transcripts of our quarterly earnings calls, including the question and answer sessions, are posted to our website. In addition to the required reports which we file with the SEC, we make available on our website earnings analyst packages, investor presentations, and other reports with supplementary financial and operational information, including our sustainability report which contains ESG-related information. In addition to having a dedicated Investor Relations group which receives and responds to stockholder telephone calls and other communications, we also provide a means for stockholders to communicate directly with our Board, as provided under “Communications with Directors” below.

COMMUNICATIONS WITH DIRECTORS

Any stockholder or other interested party may communicate with our directors, individually or as a group, by contacting our Corporate Secretary or our Chairman of the Board. The contact information is maintained through the Investors page of our website at www.williams.com and is as follows:

The Williams Companies, Inc.	The Williams Companies, Inc.
One Williams Center, MD 49	One Williams Center, MD 47
Tulsa, Oklahoma 74172	Tulsa, Oklahoma 74172
Attn: Chairman of the Board	Attn: Corporate Secretary

6	WILLIAMS 2021 PROXY STATEMENT

Communications will be forwarded to the relevant director(s) except for solicitations or other matters not related to the Company.

CODE OF ETHICS

Our Code of Business Conduct is applicable to all employees, including our CEO, Chief Financial Officer, and Chief Accounting Officer, as well as our directors.

HOW TO OBTAIN COPIES OF OUR GOVERNANCE-RELATED DOCUMENTS

The following documents are available through the Investors page of our website at www.williams.com:

∎	Corporate Governance Guidelines;

∎	Williams Code of Business Conduct; and

∎	Charters for the Audit Committee, the Compensation and Management Development Committee, the Governance and Sustainability Committee, and the Environmental, Health and Safety Committee.

If you prefer to receive printed copies of these documents, please send a written request to our Corporate Secretary at The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172.

PROHIBITION ON EMPLOYEE, OFFICER AND DIRECTOR HEDGING

As part of our Williams Policy on Securities Trading, we prohibit employees, including officers, and directors (“Covered Persons”) (i) from engaging in short sales of any Williams securities, or (ii) from engaging in hedging transactions or speculative transactions involving any Williams securities, including but not limited to option contracts, puts, calls, straddles, collars, hedges, swaps, forward contracts, exchange funds, or any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any Williams securities. Williams securities include, without limitation, common stock, debt, options for common stock, and any other derivative or non-derivative securities that Williams may issue from time to time, as well as derivative securities relating to the stock of Williams that are not issued by Williams or a subsidiary, such as exchange-traded put or call options, or swaps. Williams securities also include equity awards or stock options granted as compensation under any of Williams’ compensation or benefit plans. The restrictions in our Williams Policy on Securities Trading applicable to Covered Persons also apply to Covered Persons’ family members, others living in Covered Persons’ households, and entities that are directed by or subject to Covered Persons’ influence or control.

POLITICAL ADVOCACY AND CONTRIBUTIONS

We participate in the political process, including contributing to public policy discussions, through the lobbying efforts of our Government Affairs and Outreach department and trade associations. Political contributions that support the advancement of the company’s interests are also made with both corporate contributions and contributions from WILLCO PAC, Williams’ political action committee. WILLCO PAC is an independent, nonpartisan entity that raises voluntary contributions from eligible Williams employees to support candidates for congressional and state offices where permitted by law. The WILLCO PAC does not make contributions to Presidential candidates. Both WILLCO PAC’s giving and our corporate political giving include bipartisan contributions to federal and state campaign committees and candidates for elected office. For two consecutive years, Williams has been recognized as a Trendsetter Company in political disclosure practices and accountability by the CPA-Zicklin Index which benchmarks the political disclosure and accountability policies and practices for election-related spending of leading U.S. public companies. The Governance and Sustainability Committee annually reviews the Company’s political contributions.

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For more than a century, we have worked to make life better for our country, our partner communities, and our workforce by fueling the American dream. We continue to consider stakeholders in our everyday actions, and we approach issues surrounding sustainability with the mindset that, while our core competencies include the safe gathering and transportation of natural gas, our business is about people: our customers, our employees and our communities.

Goal: 56% absolute reduction in company-wide

greenhouse gas emissions by 2030

COMMITMENT TO SUSTAINABILITY

During the last several years, we have significantly enhanced our ESG policies and practices including voluntarily increasing public disclosure of our environmental impact through our annual sustainability reports, which are available at www.williams.com, and filing with the CDP (formerly the Carbon Disclosure Project). We have a member of management who is dedicated to coordinating ESG activities and overseeing our internal ESG reporting teams. Oversight for the Company’s ESG efforts resides with the Board and its committees. In particular, the Governance and Sustainability Committee has oversight and guidance responsibility for ensuring that the Board, its respective committees, and management are devoting adequate attention to ESG matters. It accomplishes this task through assigning directors to committees where their experience can be most effectively utilized, by reviewing and developing committee charters, through Board and committee evaluations, and by receiving periodic management reports on ESG topics. The Governance and Sustainability Committee also recommends to the Board which committees should have oversight of specific responsibilities and other matters. In turn, the Board committees execute oversight for elements of the Company’s ESG program based upon their respective areas of expertise and responsibility. These responsibilities are described in detail elsewhere in this proxy statement.

Our ESG philosophy is to focus our efforts in areas that are significant to the long-term sustainability of our business. We believe this focus best serves all stakeholders, including stockholders, employees, and the communities where we do business. We use an external consulting firm to assist us with enterprise-wide materiality assessments and preparation of ESG reporting. During 2020, we continued utilizing internal steering and execution teams to focus on our sustainability reporting. The result of such teams’ efforts was the creation of our 2019 Sustainability Report which, along with our prior sustainability report, is available on our website. We expect to continue annually issuing updated sustainability reports. Among other matters, our 2019 Sustainability Report addresses matters relating to environmental stewardship (including climate change, methane reduction initiatives, and greenhouse gas emissions), safety, community engagement, and ethics and integrity. A description of certain facets of our ESG-related initiatives, programs, and actions follows on the next page.

For additional information about our ESG performance and related matters, please see our sustainability reports available on our website www.williams.com, the contents of which are expressly not incorporated herein by reference.

8	WILLIAMS 2021 PROXY STATEMENT

ENVIRONMENTAL, HEALTH & SAFETY

∎	Our Board-level Environmental, Health and Safety (“EH&S”) Committee is charged with oversight of EH&S matters and is committed to keeping Williams operating safely, reliably, and in a way that avoids, minimizes, and helps mitigate environmental impact.

∎	Our Williams Integrated Management System defines how we manage and reduce physical risk to our assets, the environment, and people.

∎	We have a Pipeline Integrity Management Plan that identifies additional safety procedures that we implement on liquid and gas transmission pipelines where a pipeline spill might have significant adverse impacts.

∎	In August we announced our climate commitment, setting a near-term goal of a 56% absolute reduction from 2005 levels in company-wide greenhouse gas emissions by 2030 and putting the company on a positive trajectory to be net zero carbon emissions by 2050.

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By setting a near-term goal for 2030, we plan to leverage our natural gas-focused strategy and technology that is available today to focus on immediate opportunities to reduce emissions, scale renewables and build a clean energy economy — while looking forward and anticipating future innovations and technologies.

Corporate Sustainability Focus Areas

Environmental, Health & Safety Williams takes an active role and focus on employee safety, maintaining strong ethical practices, and establishing healthful working conditions.	Social We are committed to being a good corporate citizen and we strive to create better outcomes for our people, our customers, our employees, and our communities.	Governance Strong corporate governance is embedded in our ESG strategy. We believe that good corporate governance is essential to the long-term success of the Company.

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To reach our 2030 target, we are pursuing common sense methane emissions reduction opportunities through leak detection and repair, work practice improvements, and evaluating equipment upgrades on a site-specific basis.

–	Our long-term path to net zero by 2050 includes preparing for future breakthrough technologies in carbon capture, synthetic gas and hydrogen as a fuel source.

∎	We are a member of Our Nation’s Energy Future Coalition, Inc. (“ONE Future”) which has a collective membership target to reduce methane emissions in the natural gas supply chain to 1% by 2025. Williams has committed to the ONE Future 2025 methane intensity goals for industry sectors of 0.08% for Gathering and Boosting, 0.18% for Processing, and 0.31% for Transmission and Storage.

–

At the end of 2019 we were exceeding anticipated progress toward the ONE Future greenhouse gas reduction goal with methane emissions of 0.035% in Gathering and Boosting, 0.017% in Processing and 0.032% in Transmission and Storage.

KEY CLIMATE COMMITMENT DRIVERS

As a midstream industry leader, we believe we can successfully sustain and evolve our business as the world moves to a low carbon future, while also helping our customers and stakeholders meet their climate goals.

9

∎   While designing, constructing, and operating our pipeline system, we demonstrate our commitment to protecting environmentally and culturally sensitive areas by:

–   Conducting environmental assessments and archaeological surveys;

–   Using environmentally sensitive construction techniques;

–   Siting pipelines along existing rights of way, roadways, or utility corridors if feasible;

–   Maintaining an open dialogue with neighboring communities; and

–   Conducting our operations in a manner that protects human health and the environment.

“Williams is focused on sustainable operations including ready-now solutions to address climate change and by setting a near-term goal for 2030, we will leverage our natural gas-focused strategy and today’s technologies to focus on immediate opportunities to reduce emissions in and around our business.”

– Alan Armstrong

  President and CEO

∎	Our scores amongst four of the most relevant and influential ESG ratings and rankings firms in 2020 reflected widespread recognition of our enhanced sustainability efforts.

We earned a B rating from the CDP, higher than the Oil & Gas Storage and Transportation sector C average and North America regional D average.	We were recently added to the Dow Jones North America Sustainable Index and DJSI ranked us in the top 7% in our peer group.	Sustainalytics ranked us in the top 3% in our peer group.	MSCI assigned us a stable rating of BB.

SOCIAL

∎	We position ourselves as an employer of choice by offering industry competitive compensation, including a comprehensive benefits package to provide for the health and welfare and retirement needs of our employees.

∎	We have policies and standards demonstrating respect for the dignity of the individual:

–	Our Code of Business Conduct provides a comprehensive resource governing ethical concerns, employee privacy and workplace matters, legal compliance, and other matters.

–	Our Equal Employment Opportunity Policy commits us to fairly treating all employees and candidates, without regard to characteristics having no bearing on job performance.

–	Our Prohibition of Workplace Discrimination and Harassment Policy addresses many forms of unwanted attention, including sexual harassment.

–

Our Human Rights Policy Statement commits us to respect principles aimed at promoting, protecting, and supporting all internationally recognized human rights and to avoid complicity in human rights abuses.

∎	Our Corporate Social Responsibility Team implements our community giving strategy including our matching gifts program, which matches employee, board member, and retiree contributions to eligible non-profit organizations, and the homegrown giving grants program, in which grants are made to any eligible non-profit organization in communities where Williams employees are involved.

GOVERNANCE

∎	We fervently believe in good corporate governance. Please see our disclosures in “Corporate Governance and Board Matters – Corporate Governance” above.

10	WILLIAMS 2021 PROXY STATEMENT

BOARD AND COMMITTEE STRUCTURE AND MEETINGS

Board Meetings

Directors actively participate in Board and committee meetings. Meeting materials are distributed in advance of each regular Board meeting so that directors can prepare for meeting discussions.

The full Board met seven times in 2020. Each director serving on the Board during 2020 attended 100 percent of the 2020 Board and applicable committee meetings held during their time of Board service.

Board Committees

The Board has four standing committees: Audit, Compensation and Management Development, Governance and Sustainability, and Environmental, Health and Safety. Each standing committee has a charter adopted by the Board. Each committee chair gives a committee report to the full Board at each regular Board meeting. The Board annually elects each committee’s members and chair. Each committee has authority to retain, approve fees for, and terminate advisors as it deems necessary to assist in the fulfillment of its responsibilities. The chart below shows the current composition of the committees and the number of committee meetings held in 2020.

DIRECTOR	AUDIT	COMPENSATION AND MANAGEMENT DEVELOPMENT	GOVERNANCE AND SUSTAINABILITY	ENVIRONMENTAL, HEALTH, AND SAFETY

Alan S. Armstrong

Stephen W. Bergstrom (Chairman of the Board)

Nancy K. Buese

Stephen I. Chazen

Charles I. Cogut

Michael A. Creel

Stacey H. Doré

Vicki L. Fuller

Peter A. Ragauss

Rose M. Robeson

Scott D. Sheffield

Murray D. Smith

William H. Spence

Number of meetings in 2020	8	5	4	4

Committee Chair Committee Member	Note: Ms. Robeson was elected to the Board in December 2020 and Ms. Doré was elected to the Board in January of 2021. Accordingly, neither director participated in any of the 2020 Board or committee meetings.

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AUDIT COMMITTEE

Responsibilities

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

The Audit Committee:

∎	appoints, evaluates, and approves the compensation of our independent registered public accounting firm;

∎	assists the Board in fulfilling its responsibilities for generally overseeing Williams’ financial reporting processes and the audit of Williams’ financial statements, including the integrity of Williams’ financial statements, Williams’ compliance with legal and regulatory requirements, and risk assessment and risk management;

∎	reviews the qualifications and independence of the independent registered public accounting firm;
∎	reviews the performance of Williams’ internal audit function and the independent registered public accounting firm;

∎	reviews Williams’ earnings releases;

∎	oversees investigations into complaints concerning financial matters;

∎	reviews with the General Counsel, and/or the Chief Ethics & Compliance Officer as needed, any actual and alleged violations of the Code of Business Conduct;

∎	reviews annually its charter and performance; and

∎	prepares the Report of the Audit Committee for inclusion in the annual proxy statement.

Independence Requirements

The Board has determined that Stephen I. Chazen, Charles I. Cogut, Michael A. Creel, Stacey H. Doré, Vicki L. Fuller, and Peter A. Ragauss, comprising all current members of the Audit Committee, meet the heightened independence requirements under the NYSE’s rules for persons serving on audit committees.

Financial Literacy, Experts

The Board has determined that:

∎	all the members of the Audit Committee are “financially literate” as defined by the NYSE rules; and

∎	all members of the Audit Committee, except for Charles I. Cogut and Stacey H. Doré, qualify as audit committee financial experts as defined by the SEC.

No member of the Audit Committee may serve on more than three public company audit committees, including the Company’s Audit Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve. As of the date of this proxy statement, no member of the Audit Committee is serving on more than three public company audit committees.

12	WILLIAMS 2021 PROXY STATEMENT

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE

Responsibilities

The Environmental, Health and Safety Committee:

∎	oversees, considers, and evaluates EH&S matters and engages directly with management and its advisors, who from time-to-time provide reports, analyses, and other information as may be requested by the Committee;

∎	provides oversight for the Company’s EH&S processes including ensuring compliance with applicable legal and regulatory requirements and evaluation of ways to address EH&S matters as part of the Company’s business operations and strategy;
∎	oversees management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment;

∎	reviews, monitors, and reports to the Board on the Company’s performance and activities related to EH&S matters;

∎	to the extent deemed advisable by the Committee, engages independent advisors to serve the Committee’s needs;

∎	makes recommendations to the Board regarding actions to be taken with respect to EH&S matters; and

∎	reviews annually its charter and performance.

FROM 1993–2019, WILLIAMS AVOIDED MORE THAN 9 MILLION TONS OF CO2e by implementing industry best practices and partnering with the Natural Gas STAR program, equivalent to taking nearly 2 million cars off the road each year.

13

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

Responsibilities

The Compensation and Management Development Committee:

∎	approves executive compensation philosophy, policies, and programs that align the interests of our executive officers with those of our stockholders;

∎	oversees the material risks associated with compensation structure, policies, and programs;

∎	assesses the results of the advisory votes on executive compensation;

∎	recommends to the Board equity-based compensation plans;

∎	recommends to the Board cash-based incentive compensation plans for the NEOs and other executives;

∎	sets corporate goals and objectives for compensation for the NEOs and other executives;

∎	evaluates the NEOs’ and certain other executives’ performance in light of those goals and objectives;

∎	approves the NEOs’ and certain other executives’ compensation, including salary, incentive compensation, equity-based compensation, and any other remuneration;

∎	along with the entire Board, annually reviews succession plans relating to the CEO and other executive officer positions, including plans to develop diverse candidates for leadership roles;
∎	reviews diversity and inclusion organizational goals, metrics, and progress, while overseeing management’s efforts to increase diverse representation across recruiting, retention, and career development;

∎	approves, amends, modifies, or terminates, in its settlor (non- fiduciary) capacity, the terms of any benefit plan that does not require stockholder approval;

∎	reviews and discusses with management and, based on the review and discussions, recommends to the Board the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement and annual report on Form 10-K;

∎	reviews annually and recommends to the Board the appropriate compensation of non-employee directors;

∎	develops, reviews, and recommends for Board approval, and then monitors the directors’ and executive officers’ compliance with, Williams’ stock ownership policy;

∎	reviews and recommends for Board approval the terms of Williams’ change-in-control program;

∎	assesses any potential conflicts of interest raised by the compensation consultants retained by management or the Committee and assesses the independence of any Committee advisor;

∎	reviews talent management programs and processes while overseeing management’s efforts to improve employee development at all career levels; and

∎	reviews annually its charter and performance.

Independence Requirements

The Board has determined that all members of the Compensation and Management Development Committee meet the heightened independence requirements under the NYSE’s rules for persons serving on compensation committees.

Independent Executive Compensation Advisor

The Compensation and Management Development Committee has selected and retained Frederic W. Cook & Co., an independent executive compensation consulting firm, to provide competitive market data and advice related to the CEO’s compensation level and incentive design; review and evaluate management-developed market data and recommendations on compensation levels, incentive mix, and incentive design for NEOs and certain other executives (excluding the CEO); develop the selection criteria and recommend comparator companies for executive compensation and performance comparisons; provide information on executive compensation trends and their implications to Williams; and provide competitive market data and advice on non-employee director compensation.

The Compensation and Management Development Committee evaluates the independence of Frederic W. Cook & Co., including consideration of the factors specified in Rule 10C-1 under the Exchange Act and the NYSE’s rules, to ensure that the advisors maintain objectivity and independence when rendering advice to the Committee. Frederic W. Cook & Co. does not provide any additional services to Williams. The compensation consultant reports to the Compensation and Management Development Committee and is independent of management. The Compensation and Management Development Committee has determined that the services Frederic W. Cook & Co. provides to the Committee do not create a conflict of interest.

14	WILLIAMS 2021 PROXY STATEMENT

GOVERNANCE AND SUSTAINABILITY COMMITTEE

Responsibilities

The Governance and Sustainability Committee:

∎	develops and recommends director qualifications to the Board;

∎	identifies and recommends director candidates to the Board;

∎	reviews candidates recommended or nominated by stockholders;

∎	recommends to the Board the individual, or individuals, to be the Chairman of the Board and the CEO;

∎	reviews the CEO’s recommendations for individuals to be officers;

∎	monitors significant developments in the regulation and practice of corporate governance;

∎	provides oversight and guidance with regard to ESG matters;

∎	reviews the size, structure, and composition of the Board and its committees and recommends any changes to the Board;

∎	conducts a preliminary review of director independence and the financial literacy and expertise of the Audit Committee members;

∎	recommends assignments to the Board committees;
∎	oversees and assists the Board in the review of the Board’s performance and reviews its own performance;

∎	reviews annually each standing committee’s charter, the Corporate Governance Guidelines, and the Williams Code of Business Conduct;

∎	oversees and reviews risks relating to Williams’ ethics and compliance programs and annually reviews Williams’ policies and procedures regarding compliance with the Code of Business Conduct;

∎	reviews annually the implementation and effectiveness of the Company’s ethics and compliance program with the General Counsel and/or the Chief Ethics & Compliance Officer, as applicable;

∎	reviews transactions between Williams and related parties;

∎	reviews stockholder proposals and correspondence and recommends responses to such proposals or correspondence when necessary;

∎	reviews our directors’ current service and requests to serve on boards of other companies; and

∎	reviews the performance of individual directors, as necessary.

CONSIDERATION OF NOMINEES

The Governance and Sustainability Committee is responsible for developing and recommending to the Board qualifications and criteria for identifying and assessing Board membership candidates. The Governance and Sustainability Committee applies a “Rooney Rule” requiring that the Board consider candidates with diverse backgrounds, including diversity of race, ethnicity, and gender, in establishing the initial list of director candidates from which new director nominees will be chosen. A preliminary assessment of each candidate is conducted based upon his or her resume, other biographical and background information, and the candidate’s willingness to serve. A candidate’s qualifications are then evaluated against the criteria set forth in “Proposal 1: Election of Directors,” as well as the specific needs of the Company at the time. Qualified new candidates are interviewed by the Chairman of the Board and the Chair of the Governance and Sustainability Committee. Candidates may then meet with other directors and senior management. At the conclusion of this process, the Governance and Sustainability Committee may recommend, and the Board act, to appoint the candidate to the Board and recommend that our stockholders elect such person as a director at the next annual meeting. The Governance and Sustainability Committee may source candidates through outside search firms when necessary and, in such case, the Rooney Rule is also applied. The Governance and Sustainability Committee uses the same process to evaluate all candidates regardless of the source of the nomination. For director nominees who are proposed to continue in their service on the Board, the Governance and Sustainability Committee considers prior performance and contributions to the Board.

15

DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The Governance and Sustainability Committee will consider written recommendations from stockholders for director nominations. If you wish to recommend a candidate for consideration by the Governance and Sustainability Committee, please forward the candidate’s name and a detailed description of the candidate’s qualifications, a document indicating the candidate’s willingness to serve, and evidence that you own Williams stock to: The Williams Companies, Inc., One Williams Center, MD 47, Tulsa, Oklahoma 74172, Attn: Corporate Secretary.

In addition to being able to recommend director candidates for nomination by our Board, our By-laws provide that stockholders may nominate director candidates for election at an annual meeting of stockholders. To do so, the stockholder must be a stockholder of record when notice to the Company is given and on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders. The stockholder must also satisfy the procedures provided in our By-laws, including the notice procedures described below.

The notice of a stockholder nomination for the election of a director must be in proper written form as specified in our By-laws. The notice must be received by our corporate secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. Accordingly, to be timely for our 2022 Annual Meeting of Stockholders, such notice must be received by our corporate secretary not earlier than December 28, 2021 and not later than January 27, 2022.

In addition to the above method for stockholders to make director nominations at a meeting of stockholders, our By-laws contain a “proxy access” provision. Pursuant to such provision, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years as of the date of the stockholder notice, may nominate and include in our proxy materials director candidates constituting up to two directors or 20% of the Board, whichever is greater, provided that the stockholder(s) continue to own such amount of shares through the annual meeting of stockholders. The stockholder(s) and the nominee(s) must also satisfy all other requirements specified in our By-laws, including providing certain securities schedules to be filed with the SEC.

Under the proxy access option, the notice must be received by our corporate secretary at our principal executive offices not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 150th calendar day, prior to the anniversary of the date (as stated in our proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. Accordingly, to be timely for our 2022 Annual Meeting of Stockholders, such notice must be received by our corporate secretary not earlier than October 20, 2021 and not later than November 19, 2021.

In both options described above, to be an eligible nominee for election as a director, a nominee will have to satisfy the requirements specified in our By-laws, including the timely delivery of the following: a written representation and agreement, a completed and executed director questionnaire, and certain additional information specified in our By-laws.

The above described notices and procedures are summaries and do not purport to be complete. For further information, please refer to our By-laws which are included as an exhibit to our annual report on Form 10-K filed with the SEC and which are also available on our website at www.williams.com. For information concerning submitting a proposal regarding matters other than the election of directors, please see “May I submit a proposal for consideration at the 2022 Annual Meeting of Stockholders?”

16	WILLIAMS 2021 PROXY STATEMENT

The Board unanimously recommends a vote “FOR” the election of the director nominees named in Proposal 1.

Our restated certificate of incorporation provides that the Board must consist of between five and 17 members, with the actual number of directors at any time to be determined by the Board. Our Board is declassified; therefore, each director nominee is considered for a term expiring at the Company’s next annual meeting of stockholders. Unless otherwise instructed, the individuals designated by the Board as proxies intend to vote to elect Messrs. Armstrong, Bergstrom, Chazen, Cogut, Creel, Ragauss, Sheffield, Smith, and Spence, and Mmes. Buese, Doré, Fuller, and Robeson. Should any of these nominees become unable for any reason to stand for election as a director, the designated proxies will vote to elect another nominee recommended by the Governance and Sustainability Committee. Alternatively, the Board may choose to reduce its size.

DIRECTOR NOMINEE EXPERIENCE AND QUALIFICATIONS

At each of its regularly scheduled meetings, in satisfaction of our Corporate Governance Guidelines, the Governance and Sustainability Committee evaluates the Board’s composition to assess the director skills and experience that are currently represented, as well as the skills and experience that, given the Company’s current situation and strategic plans, the Board may find valuable in the future. The Governance and Sustainability Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the Board’s diversity in such areas as geography, race, gender, ethnicity, and age. In furtherance of such ends, the Governance and Sustainabilty Committee applies a Rooney Rule which requires the consideration of diverse director candidates. The Governance and Sustainability Committee also annually assesses the Board’s diversity as part of the director selection and nomination process. This assessment enables the Board to update, if necessary, the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. For Board membership, the Governance and Sustainability Committee considers the appropriate balance of experience, skills, and attributes that best suits the needs of the Company and our stockholders. Such committee also develops long-term Board succession plans to ensure that an appropriate balance of skills and experience is maintained.

The minimum qualifications and attributes that the Governance and Sustainability Committee believes a director nominee must possess include:

∎	an understanding of business and financial affairs and the complexities of a business organization;

∎	genuine interest in Williams and in representing all our stockholders;

∎	a willingness and ability to spend the time required to function effectively as a director;

∎	an open-minded approach and the resolve to make independent decisions on matters presented for consideration;

∎	a reputation for honesty and integrity beyond question;

∎	independence as defined by the NYSE and qualifications otherwise required in accordance with applicable law or regulation;

∎	strong intellectual capital, performance enhancing ideas, and strong networks that contribute to stockholder value;

∎	ability to enhance the decision-making process by bringing relevant knowledge, an understanding of rigorous analysis, and a desire for constructive engagement; and

∎	demonstrated, seasoned judgment for decisions involving broad and multi-faceted issues.

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In evaluating the director nominees and in reviewing the qualifications and experience of the directors continuing in office, the Governance and Sustainability Committee considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the Company’s needs. For incumbent directors, the factors also include past performance on the Board. Among other things, the Board has determined that it is important to have individuals on the Board with the skills, experiences, and attributes in the areas or with the attributes listed below:

∎ Energy Industry	∎ Financial and Accounting

∎ Executive Leadership	∎ Securities and Capital Markets

∎ Engineering and Construction	∎ Diversity

∎ Strategy Development and Risk Management	∎ Information Technology (including cybersecurity)

∎ Operating	∎ Corporate Governance

∎ Environmental	∎ Legal

∎ Marketplace Knowledge	∎ Public Policy and Government

Set forth below and on the following pages is certain information related to the director nominees, individually and in the aggregate.

18	WILLIAMS 2021 PROXY STATEMENT

DIRECTOR NOMINEE MATRIX: SKILLS, EXPERIENCE, AND ATTRIBUTES

Each director nominee is individually qualified to make unique and substantial contributions to our Board. Collectively, their diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making that contribute to the effective oversight of the Company. This blend of skills, experience, and attributes is summarized below.

Energy Industry

Executive Leadership

Engineering and Construction

Strategy Development and Risk Management

Operating

Environmental

Marketplace Knowledge

Financial and Accounting

Securities and Capital Markets

Diversity

Information Technology

Corporate Governance

Legal

Public Policy and Government

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ALAN S. ARMSTRONG Director since 2011 President and Chief Executive Officer

Alan S. Armstrong, 58, has served as a director and President and Chief Executive Officer of the Company since 2011. During his tenure, Williams has expanded its reach, currently touching about 30 percent of all U.S. natural gas volumes, through gathering, processing, transportation, and storage services. In addition, Mr. Armstrong also served as Chairman of the Board and Chief Executive Officer of the general partner of Williams Partners L.P. (“WPZ”), the master limited partnership that, prior to its 2018 merger with Williams, owned most of Williams’ gas pipeline and domestic midstream assets. Prior to being named as Williams’ CEO, Mr. Armstrong led the Company’s North American midstream and olefins businesses as Senior Vice President – Midstream. Previously, Mr. Armstrong served as Vice President of Gathering and Processing from 1999 to 2002; Vice President of Commercial Development from 1998 to 1999; Vice President of Retail Energy Services from 1997 to 1998; and Director of Commercial Operations for the company’s midstream business in the Gulf Coast region from 1995 to 1997. He joined Williams in 1986 as an engineer. Mr. Armstrong serves on the Board of Directors of BOK Financial Corporation and the American Petroleum Institute, as a member of the National Petroleum Council, and as a former board member of Access Midstream Partners, GP, LLC. Mr. Armstrong also serves on the boards of several education-focused organizations including the University of Oklahoma College of Engineering and Junior Achievement, USA. Mr. Armstrong is also a member of the boards of The Williams Foundation and Gilcrease Museum and is a trustee for The University of Oklahoma Foundation. Mr. Armstrong graduated from the University of Oklahoma in 1985 with a bachelor’s degree in civil engineering.

As Chief Executive Officer and President of Williams, former Chairman of the Board and Chief Executive Officer of the general partner of WPZ and due to his various senior leadership roles at Williams, Mr. Armstrong’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, strategy development and risk management, operating, environmental, and marketplace knowledge.

STEPHEN W. BERGSTROM Director since 2016 Chairman of the Board Committees Compensation and Management Development Governance and Sustainability

Stephen W. Bergstrom, 63, has served as a director of the Company since 2016. Mr. Bergstrom has 40 years of experience in the energy and utility sectors. He was a director on the Board of American Midstream Partners GP, LLC, a natural gas gathering, processing and transporting company until they merged with ArcLight Capital Partners, LLC in July 2019. From 2013 to 2015, he served as President and Chief Executive Officer and Executive Chairman of the board of directors of American Midstream Partners’ general partner. Mr. Bergstrom acted as an exclusive consultant to ArcLight Capital Partners, an energy-focused investment firm, from 2003 to 2015, assisting ArcLight in connection with its energy investments. From 1986 to 2002, Mr. Bergstrom served in several leadership roles for Natural Gas Clearinghouse, which became Dynegy Inc., a major electric utility company. Mr. Bergstrom acted in various capacities at Dynegy, ultimately serving as President and Chief Operating Officer. Mr. Bergstrom began his career with Transco Energy Company, Inc. in 1980. Mr. Bergstrom earned a Bachelor of Science in Industrial Administration from Iowa State University.

As former President and Chief Executive Officer of the American Midstream Partners general partner, former exclusive consultant to ArcLight Capital Partners and due to his various leadership roles for Natural Gas Clearinghouse, Mr. Bergstrom’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, strategy development and risk management, operating, environmental, and marketplace knowledge.

20	WILLIAMS 2021 PROXY STATEMENT

NANCY K. BUESE Director since 2018 Committees Compensation and Management Development Environmental, Health and Safety

Nancy K. Buese, 51, has served as a director of the Company since 2018. Ms. Buese came to the Company with more than 25 years of experience in finance leadership roles. Ms. Buese currently serves as Executive Vice President and Chief Financial Officer of Newmont Corporation, the world’s largest gold producer with assets or operations on five continents. Before joining Newmont in 2016, Ms. Buese served as Executive Vice President and Chief Financial Officer of MPLX, a publicly traded energy company formed by Marathon Petroleum Corporation. Prior to MPLX’s acquisition of MarkWest Energy Partners in 2015, Ms. Buese served for eleven years as Executive Vice President and Chief Financial Officer of MarkWest Energy Partners. Prior to that, Ms. Buese worked in public accounting for twelve years, and is a former Partner with Ernst & Young. From 2009 through 2017, Ms. Buese served on the Board of Directors of UMB Financial Corporation. Ms. Buese earned her degree in Accounting and Business Administration from University of Kansas and is a Certified Public Accountant.

Bringing decades of accounting, financial, and executive experience to the Williams Board, and having held senior financial positions at Newmont Corporation, MPLX and MarkWest Energy Partners. Ms. Buese’s skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, marketplace knowledge, diversity and information technology.

STEPHEN I. CHAZEN Director since 2016 Chairman of the Board Committees Audit Governance and Sustainability

Stephen I. Chazen, 74, has served as a director of the Company since 2016. Currently, he is the chairman of the board, president and chief executive officer of Magnolia Oil and Gas Corp. Mr. Chazen retired as Chief Executive Officer of Occidental Petroleum in April 2016. He returned to Occidental’s Board as Chairman in April of 2020. Mr. Chazen began his career at Occidental in 1994 as Executive Vice President Corporate Development. He was named Chief Financial Officer in 1999 and served as Chief Financial Officer until 2010. Mr. Chazen was appointed President of Occidental in 2007. He was then named Chief Operating Officer in 2010 before being appointed Chief Executive Officer in May 2011. He was elected to the Board of Directors in 2010. Before joining Occidental, Mr. Chazen was Managing Director in Corporate Finance and Mergers and Acquisitions at Merrill Lynch. He worked as Director of Project Evaluation and Reservoir Engineering at Columbia Gas Development Corporation from 1977 to 1982. He began his career with Northrop Corporation in 1973 as a Laboratory Manager at the Johnson Space Center. Mr. Chazen is a former Chairman of the Board of the American Petroleum Institute and the Catalina Island Conservancy and is a former director of Ecolab Inc. Mr. Chazen was appointed to the University of Houston System Board of Regents in 2018 and serves on the Advisory Board at Rice University’s Baker Institute for Public Policy. He is a director of the National Parks Foundation. He is a Director of Houston Methodist Institute for Academic Medicine. Mr. Chazen holds a Ph.D. in Geology from Michigan State University, a master’s degree in Finance from the University of Houston, and a bachelor’s degree in Geology from Rutgers College.

Mr. Chazen brings to the Williams Board decades of executive leadership experience in the oil and gas industry, as well as significant mergers and acquisition and valuation expertise. Mr. Chazen’s skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, strategy development and risk management, operating, environmental, and marketplace knowledge.

Mr. Chazen will be retiring from the Board following the Company’s 2022 Annual Meeting of Stockholders.

21

CHARLES I. COGUT Director since 2016 Committees Audit Governance and Sustainability

Charles I. Cogut, 74, has served as a director of the Company since 2016. Mr. Cogut is a retired partner at Simpson Thacher & Bartlett LLP (“STB”), where for many years he led the firm’s mergers and acquisitions and private equity practices, with a specialty in domestic, international and cross-border mergers and acquisitions, the representation of special committees of boards of directors, and buyouts and other corporate transactions. Mr. Cogut regularly advised boards of directors with respect to corporate governance matters and fiduciary responsibilities. Mr. Cogut joined STB in 1973; served as a partner from 1980 through 2012; and served as senior mergers and acquisitions counsel from 2013 through 2016. Mr. Cogut has been a member of the Board of Directors of Air Products and Chemicals, Inc. since 2015 and was a member of the Board of Directors of Patheon N.V. in 2017 prior to its sale. Mr. Cogut received his J.D. in 1973 from the University of Pennsylvania Carey Law School after graduating summa cum laude from Lehigh University in 1969. He is a member of the Board of Advisors of the University of Pennsylvania Carey Law School. He also serves as a Vice Chairman of the Board of Trustees and is a member of the Executive Committee of Cold Spring Harbor Laboratory, a private, not-for-profit research institution primarily focused on molecular biology.

Mr. Cogut brings to the Williams Board decades of legal and corporate experience, as well as significant mergers and acquisition and valuation expertise. Mr. Cogut’s skills, experience, and attributes include: corporate governance, securities and capital markets, and legal.

MICHAEL A. CREEL Director since 2016 Committees Audit Environmental, Health and Safety

Michael A. Creel, 67, has served as a director of the Company since 2016. Mr. Creel is an executive with 41 years of energy experience, including 16 years on large public company boards. Mr. Creel previously served as a Director and Chief Executive Officer of Enterprise Products Partners L.P. from 2007 until his retirement in 2015. Earlier, he served in positions of increasing responsibility with the company since 1999. He was also group vice chairman at EPCO, Inc., and Executive Vice President and Chief Financial Officer at Duncan Energy Partners L.P., a company engaged in natural gas liquids transportation, fractionation, marketing and storage, and petrochemical product transportation, gathering and marketing. He was also President and Chief Executive Officer at the general partner of Enterprise GP Holdings L.P. and held a number of executive management positions with Shell affiliate Tejas Energy and NorAm Energy Corp. Mr. Creel is a director and member of the Audit Committee of Lucid Energy Group LLC, a diversified energy company. Mr. Creel is a graduate of McNeese State University in Lake Charles, Louisiana, where he earned a bachelor’s degree in accounting, and is a Certified Public Accountant.

Mr. Creel brings to the Williams Board decades of executive leadership experience in the energy industry, as well as significant financial expertise. Mr. Creel’s skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, strategy development and risk management, and marketplace knowledge.

22	WILLIAMS 2021 PROXY STATEMENT

STACEY H. DORÉ Director since 2021 Committees Audit Governance and Sustainability

Stacey H. Doré, 48, has served as a director of the Company since January 2021. Ms. Doré currently serves as president and chief executive officer of Sharyland Utilities, L.L.C., a regulated Texas-based electric transmission utility. She also serves as president of Hunt Utility Services, a business services company that manages Sharyland Utilities, and senior vice president of Utility & Power Operations for Hunt Energy, a diversified global company that invests in oil and gas exploration and production, refining, and electric power projects. Prior to this she served as senior vice president and general counsel of InfraREIT, Inc. until its sale in 2019. Ms. Doré previously held leadership positions of increasing responsibility with Energy Future Holdings, a privately held company with a portfolio of competitive and regulated energy companies, eventually serving as executive vice president, general counsel, and co-chief restructuring officer. Before her entry into the energy industry, Ms. Doré practiced law for more than a decade with Vinson & Elkins after earning her degree from Harvard Law School. She also holds a Bachelor of Arts degree in journalism from the University of Southwestern Louisiana.

Ms. Doré brings to the Williams Board 23 years of experience in energy and law. Ms. Doré’s skills, experience, and attributes include: energy industry, executive leadership, corporate governance, public policy and government, strategy development and risk management, marketplace knowledge, information technology, legal, and diversity.

VICKI L. FULLER Director since 2018 Committees Audit Environmental, Health and Safety

Vicki L. Fuller, 63, has served as a director of the Company since 2018. Ms. Fuller joined the Williams Board after retirement from the New York State Common Retirement Fund (“NYSCRF”) where she served as Chief Investment Officer beginning in August 2012. The fund is the third largest public pension fund in the nation and holds and invests the assets of the New York State and Local Retirement System on behalf of more than one million state and local government employees and retirees and their beneficiaries. Prior to joining NYSCRF, Ms. Fuller spent 27 years in leadership positions at AllianceBernstein Holding L.P., which has approximately $500 billion in assets under management. She joined the company in 1993 from the Equitable Capital Management Corporation, which was acquired by Alliance Capital Management LP (in 2000, the company became AllianceBernstein LP after the company acquired Sanford C. Bernstein). In October 2019, Ms. Fuller was appointed to the board of directors of Treliant, LLC, an international multi-industry consulting firm specializing in regulatory requirements. In 2018, Ms. Fuller was appointed to the Board of Trustees for Fidelity Equity and High Income Funds. In August 2020, Ms. Fuller joined the Blackstone/ GSO Secured Lending Fund and Blackstone Private Credit Fund board. Ms. Fuller, who was inducted into the National Association of Securities Professionals Wall Street Hall of Fame, was named to Chief Investment Officer Magazine’s “Power 100” and received the Urban Technology Center’s Corporate Leadership Award. She has also been named one of the most powerful African Americans on Wall Street by Black Enterprise.

Ms. Fuller brings significant executive leadership, investment and corporate experience to the Williams Board. Ms. Fuller’s skills, experience, and attributes include: executive leadership, public policy and government, securities and capital markets, financial and accounting, and diversity.

23

PETER A. RAGAUSS Director since 2016 Committees Audit (Chair) Governance and Sustainability

Peter A. Ragauss, 63, has served as a director of the Company since 2016. Mr. Ragauss retired from Baker Hughes, an oilfield services company, in November 2014, after serving eight years as Senior Vice President and Chief Financial Officer. Mr. Ragauss currently serves as a director of Skulte LNG, a private energy company in Latvia. He joined the Board of Directors of Apache Corporation in December 2014. From 2003 to 2006, prior to joining Baker Hughes, Mr. Ragauss was Controller, Refining and Marketing, for BP Plc. From 2000 to 2003, he was Chief Executive Officer for Air BP. From 1998 to 2000, he was assistant to group chief executive for BP Amoco. He was Vice President of Finance and Portfolio Management for Amoco Energy International when Amoco Corporation merged with BP in 1998. Earlier in his career, from 1996 to 1998, Mr. Ragauss served as Vice President of Finance for El Paso Energy International. He held positions of increasing responsibility at Tenneco Inc. from 1993 to 1996 and Kidder, Peabody & Co. Incorporated from 1987 to 1993. Mr. Ragauss holds a master’s degree from Harvard Business School and bachelor’s degree in Mechanical Engineering from Michigan State University.

Bringing a wealth of accounting, financial, and executive experience to the Williams Board, and having held senior positions including Chief Executive Officer, Chief Financial Officer, Controller, and Vice President of Finance, Mr. Ragauss’ skills, experience, and attributes include: energy industry, executive leadership, financial and accounting, securities and capital markets, information technology, and marketplace knowledge.

ROSE M. ROBESON Director since 2020 Committees Compensation and Management Development Environmental, Health and Safety

Rose M. Robeson, 60, has served as a director of the Company since December 2020. Ms. Robeson served as chief financial officer of DCP Midstream LLC from January 2002 to May 2012. She also served as the chief financial officer of DCP Midstream GP LLC, the general partner of DCP Midstream Partners, LP, from May 2012 until January 2014. Ms. Robeson previously held finance positions of increasing responsibility with Kinder Morgan, Total Petroleum, Inc. and Ernst & Young. Ms. Robeson holds a Bachelor of Science degree in accounting from the Northwest Missouri State University and became a certified public accountant in 1983. Recognized to the “Top Women in Energy – 2014” by the Denver Business Journal, Ms. Robeson is a member of the board of directors of SM Energy, Antero Midstream Corporation and Newpark Resources, Inc.

Ms. Robeson brings 32 years of experience in the energy industry, and as an SEC Audit Committee Financial Expert, she currently serves on the boards and chairs the audit committees of three other publicly traded energy companies. In addition, she serves on an environmental, social and governance committee as well as other board committees. Ms. Robeson’s skills, experience, and attributes include: energy industry, executive leadership, corporate governance, securities and capital markets, financial and accounting, strategic development and risk management, marketplace knowledge, and diversity.

24	WILLIAMS 2021 PROXY STATEMENT

SCOTT D. SHEFFIELD Director since 2016 Committees Compensation and Management Development (Chair)

Scott D. Sheffield, 68, has served as a director of the Company since 2016. Since February 2019, Mr. Sheffield has served as Chief Executive Officer of Pioneer Natural Resources Company, a large domestic upstream oil and gas company. Mr. Sheffield also served as Chief Executive Officer of the company from August 1997 through December 2016. From August 1999 until February 2019, Mr. Sheffield served as Pioneer Natural Resources’ Non-Executive Chairman of the Board of Directors. He was President of the company from August 1997 to November 2004. Mr. Sheffield was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley Petroleum Company, a predecessor company of Pioneer Natural Resources Company, from January 1989 until August 1997. Mr. Sheffield joined Parker & Parsley as a petroleum engineer in 1979; was promoted to Vice President of Engineering in 1981; was elected President and a director in 1985; and became Parker & Parsley’s Chairman of the Board and Chief Executive Officer in 1989. Mr. Sheffield served as a director of Santos Limited, an Australian exploration and production company, from 2014 through 2017. He previously served as a director from 1996 to 2004 on the board of Evergreen Resources, Inc., an independent natural gas energy company. Mr. Sheffield is a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering.

With more than 40 years of experience in the energy industry, including his position as Chief Executive Officer and Chairman of the Board of Pioneer Natural Resources and his former service as a director of Santos Limited, Mr. Sheffield’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, strategic development and risk management, operating, environmental, and marketplace knowledge.

Environmental, Health and Safety

MURRAY D. SMITH Director since 2012

Murray D. Smith, 71, has served as a director of the Company since 2012. Mr. Smith is currently president of Murray D. Smith and Associates, an energy consulting firm. Previously, he held various positions in the Canadian government. As an elected member of the Legislative Assembly of Alberta, Canada, Mr. Smith served in four different Cabinet portfolios between 1993 and 2004. As Minister of Energy of Alberta from 2001 to 2004, Mr. Smith oversaw the transformation of the electricity sector into a competitive wholesale generation market and initiated the largest industrial tax reduction in the Province’s history. Mr. Smith served as Representative of the Province of Alberta to the United States of America in Washington, D.C., from 2005 to 2007. Prior to becoming an elected official, Mr. Smith was an independent businessman, owning a number of Alberta-based energy services companies. Currently, he is a director of Surge Energy Inc., a publicly-traded oil and gas company with operations throughout Alberta and Saskatchewan.

As a former member of the Legislative Assembly of Alberta, Canada, diplomat, and now an energy consultant, Mr. Smith’s skills, experience, and attributes include: energy industry, public policy and government, and marketplace knowledge.

Committees Compensation and Management Development Environmental, Health and Safety (Chair)

25

WILLIAM H. SPENCE Director since 2016 Committees Compensation and Management Development Governance and

William H. Spence, 63, has served as a director of the Company since 2016. Mr. Spence retired on March 1, 2021 as Chairman of the Board of PPL Corporation, one of the largest investor-owned utility companies in the United States. He was elected Chairman in 2012. The PPL family of companies, with assets of more than $40 billion, delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. Mr. Spence was named President and Chief Executive Officer in 2011 until his retirement in June 2020. Previously, he had 19 years of service with Pepco Holdings, Inc., where he held a number of senior management positions. Mr. Spence serves on the boards of numerous industry organizations including those dealing with research, cyber and physical security, the environment, and electric reliability. In February 2021 Mr. Spence joined the board of Pinnacle West Capital Corporation, an investor- owned electric utility holding company based in Phoenix, Arizona. He also serves on several non-profit community organizations that focus on community education, health, and human services. Mr. Spence earned a bachelor’s degree in petroleum and natural gas engineering from Pennsylvania State University and a master’s degree in business administration from Bentley College. Mr. Spence also is a graduate of the Executive Development Program at the University of Pennsylvania’s Wharton School and the Nuclear Technology Program of the Massachusetts Institute of Technology.

As former Chairman, President and Chief Executive Officer, Executive Vice President and Chief Operating Officer of PPL Corporation, and due to his several senior management positions with Pepco Holdings, Inc., Mr. Spence’s skills, experience, and attributes include: energy industry, executive leadership, engineering and construction, financial and accounting, strategy development and risk management, operating, environmental, information technology, and marketplace knowledge.

Sustainability (Chair)

26	WILLIAMS 2021 PROXY STATEMENT

The following table sets forth information known to us concerning beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class(4)

Common Stock	BlackRock, Inc. (1) 55 East 52nd Street New York, New York 10055	108,077,096	8.90%
Common Stock	The Vanguard Group (2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	107,156,047	8.82%

Common Stock	State Street Corporation (3) One Lincoln Street Boston, Massachusetts 02111	69,945,662	5.76%

(1)

According to a Schedule 13G/A filed with the SEC on February 1, 2021, BlackRock, Inc., an investment management corporation, may beneficially own the shares of common stock listed in the table above. The 13G/A indicates that BlackRock, Inc. may have sole voting power over 98,190,803 shares of our common stock and sole dispositive power over 108,077,096 shares of our common stock.

(2)

According to a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group, an investment advisor, may beneficially own the shares of common stock listed in the table above. The Vanguard 13G/A indicates that The Vanguard Group may have sole voting power over 0 shares of our common stock, sole dispositive power over 101,190,912 shares of our common stock, shared voting power over 2,611,018 shares of our common stock, and shared dispositive power over 5,965,135 shares of our common stock.

(3)

According to a Schedule 13G filed with the SEC on February 11, 2021, State Street Corporation, an investment management corporation, may beneficially own the shares of common stock listed in the table above. The 13G indicates that State Street Corporation may have shared voting power over 63,890,742 shares of our common stock and shared dispositive power over 69,935,473 shares of our common stock.

(4)	Ownership percentage is reported based on 1,214,757,033 shares of common stock outstanding on February 25, 2021.

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The following table sets forth, as of February 25, 2021, the number of shares of our common stock beneficially owned by each of our directors and nominees for directors, by the NEOs, and by all directors and executive officers as a group.

Name of Beneficial Owner	Shares of Williams Common Stock Owned Directly or Indirectly	Williams Shares Underlying Stock Options (1)	Williams Shares Underlying RSUs (2)	Total Shares Beneficially Owned	Percent of Class (3)

Alan S. Armstrong (4)	833,964	1,159,344	353,469	2,346,777	*

Stephen W. Bergstrom	44,150	—	73,235	117,385	*

Nancy K. Buese	—	—	23,642	23,642	*

Stephen I. Chazen	43,428	—	30,692	74,120	*

Charles I. Cogut	1,000	—	33,517	34,517	*

Michael A. Creel (5)	67,225	—	30,692	97,917	*

Stacey H. Doré	—	—	3,229	3,229	*

Vicki L. Fuller	—	—	22,817	22,817	*

Peter A. Ragauss	3,428	—	30,692	34,120	*

Rose M. Robeson	—	—	4,104	4,104	*

Scott D. Sheffield	4,144	—	30,692	34,836	*

Murray D. Smith (6)	19,998	—	52,457	72,455	*

William H. Spence	10,500	—	36,033	46,533	*

Walter J. Bennett	88,044	164,955	—	252,999	*

John D. Chandler (7)	95,377	80,029	—	175,406	*

Micheal G. Dunn	107,724	189,866	150,253	447,843	*

Chad J. Zamarin	100,442	80,029	—	180,471	*

All directors and executive officers as a group (22 persons)	1,517,510	1,764,811	875,524	4,157,845	*

* Less than 1%

(1)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that may be acquired upon the exercise of stock options granted under Williams’ equity plan that are currently exercisable, will become exercisable, or would become exercisable upon the voluntary retirement of such person, within 60 days of February 25, 2021.

(2)

The SEC deems a person to have beneficial ownership of all shares that the person has the right to acquire within 60 days. Amounts reflect shares that would be acquired upon the vesting of restricted stock units (“RSUs”) granted under Williams current or previous equity plans that will vest or that would vest upon the voluntary retirement of such person, within 60 days of February 25, 2021. RSUs have no voting or investment power.

(3)

Ownership percentage is reported based on 1,214,757,033 shares of common stock outstanding on February 25, 2021, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of February 25, 2021, or within 60 days from that date, through the exercise of all options and other rights.

(4)	Includes 34,264 shares held in the Alan and Shelly Armstrong Family Foundation dated December 16, 2015, Alan S. and Shelly S. Armstrong, Trustees.

(5)	Includes 52,500 shares held in the B and B Living Trust dated February 2, 2012, Michael A. and Kathy R. Creel, Trustees.

(6)	Includes 10,150 shares held by Murray D. Smith and Associates Limited.

(7)	Includes 33,000 shares held by John D. Chandler Family Investments dated September 30, 2016, John D. and Barbara A. Chandler, Trustees.

28	WILLIAMS 2021 PROXY STATEMENT

The Compensation Discussion and Analysis (“CD&A”) provides a detailed description of the objectives and principles of Williams’ executive compensation programs. It explains how compensation decisions are linked to performance as compared to the Company’s strategic goals and stockholder interests. Generally, Williams’ executive compensation programs apply to all officers; however, this CD&A focuses on the Named Executive Officers (“NEOs”) for the Company for the 2020 fiscal year. The Company’s NEOs for the 2020 fiscal year are Mr. Armstrong, Mr. Dunn, Mr. Zamarin, Mr. Chandler, and Mr. Bennett:

Alan S. Armstrong	Micheal G. Dunn	Chad J. Zamarin	John D. Chandler	Walter J. Bennett

President and Chief Executive Officer	EVP, Chief Operating Officer	SVP, Corporate Strategic	SVP, Chief Financial Officer	SVP, Gathering & Processing
Development

We seek stockholder support on our executive compensation pay programs annually. In 2020, our stockholders supported our programs with 77.40 percent “for” votes. This followed 97.07 percent support the previous year. Our compensation programs continue to evolve, and certain changes were made in 2020 and 2021. We engaged with many of our investors in 2020 and discussed potential design and performance metric changes and reinforced our strong historical linkage between realized compensation, company performance, and stock price performance. We address these changes and the strong linkage between pay and performance throughout this document. While we made certain changes to our programs for 2021, none should be viewed as a direct result of the Say on Pay result.

OUR COMMITMENT TO PAY FOR PERFORMANCE

Pay for Performance

We design our compensation programs to support our commitment to performance. In 2020, at target, 79 percent or more of a NEO’s annual target compensation is variable based on our company performance.

29

The Summary Compensation Table provides SEC required disclosures for the 2018, 2019, and 2020 calendar years. These disclosures require the reporting of accounting-based grant date fair values for all stock-based compensation. These values remain fixed in Summary Compensation Table disclosures and are not adjusted to reflect how the Company’s business and/or stock price performance actually impact the value of stock awards earned by our NEOs. To supplement the SEC required disclosure, the following chart compares the accounting grant date fair value of stock-based awards for Mr. Armstrong in 2016, 2017, and 2018 which vested in 2019, 2020, and 2021, respectively. The table shows the grant values which were included in the Summary Compensation Table in relation to the realizable value as of the vesting and distribution date of the RSU awards. The stock options are valued based on their intrinsic value as of December 31, 2020 at a stock price of $20.05. The realizable value shown for time-based restricted stock unit (“RSU”) awards includes accrued cash dividend equivalents which were paid upon the distribution of the award. The 2016 performance-based awards, which vested in 2019, and the 2017 performance-based award, which vested in 2020, distributed just 31.8 percent and 44.4 percent of the targeted number of RSUs, respectively. The 2018 performance-based award, which vested in February 2021, distributed 134.4 percent of the targeted number of RSUs awarded. This is the first above target award distribution since the 2012 performance-based award vested in early 2015.

The following chart details Mr. Armstrong’s realizable equity pay for awards that vested during 2019, 2020, and 2021. In aggregate, Mr. Armstrong’s realizable equity compensation during this period is less than 55 percent of what was targeted for his long-term incentive pay. The Compensation and Management Development Committee (“Committee”) believes it is important to demonstrate this correlation between executive pay and stock price performance.

CEO Target Equity Pay Compared to Realizable Equity Pay

Year of Grant	2016			2017			2018

Year of Vesting	2019			2020			2021

Performance-Based Awards	$3,830,750		$1,185,385	$4,026,872		$1,243,576	$4,590,143		$4,280,298

Time-Based Awards	$1,437,499		$1,730,408	$1,499,999		$1,330,099	$1,590,001		$1,497,083

Stock Option Awards	$1,150,003		$0	$1,248,860		$0	$1,270,144		$0

Total Equity Pay	$6,418,252		$2,915,793	$6,775,731		$2,573,675	$7,450,288		$5,777,381

Percent Difference Between Realizable Equity Pay and Target Equity Pay		(54.6%)			(62.0%)			(22.5%)

30	WILLIAMS 2021 PROXY STATEMENT

Long-term Incentives

Annual equity awards provide the most significant differentiation in pay and performance in our executive compensation program. We use equity awards to align compensation with the long-term interests of our stockholders. Equity awards in 2020 consist of performance-based RSUs and time-based RSUs. Stock options were removed from the equity mix in 2019. The largest component of our CEO’s long-term incentive award is performance-based RSUs. The 2017 performance-based RSU awards, which vested in 2020, utilized relative total shareholder return (“TSR”) to determine performance and the actual number of units that vest. In 2018 and 2019, the performance-based RSU awards utilized both relative TSR and return on capital employed (“ROCE”) to determine performance and the actual number of units that vest. The 2020 performance-based RSU awards utilize ROCE and Debt to EBITDA Ratio as equally weighted metrics measured against preestablished targets. Relative TSR is used as a modifier rather than a core metric and the initial performance result may be increased or decreased by 25 percent.

Annual Incentive Program

Our performance-based cash compensation is paid under our Annual Incentive Program (“AIP”) which is based on the Company’s financial, environmental, and safety performance and the NEO’s individual performance. Under this program, cash compensation reflects annual business performance in 2020 and is based on weighted measures of adjusted EBITDA, controllable costs, environmental and safety performance. In 2020, Williams again produced strong operational and financial results which produced above target AIP awards.

2020 BUSINESS OVERVIEW

We demonstrated tremendous business resiliency in a year of unprecedented challenges for our industry and our country. Our strong results in 2020 have demonstrated just how durable our business can be against several headwinds that the industry has faced: including external factors such as the COVID-19 pandemic, oil price collapse, customer bankruptcies, and an active hurricane season in the Gulf of Mexico. Despite these challenges, we were able to deliver on, and exceed the original financial guidance we provided coming in to 2020. The following table highlights this strong performance by detailing financial results and three-year compounded growth rates (“CAGR”) for Adjusted EBITDA, Distributable Cash Flow, and Adjusted Earnings Per Share. Additionally, we provide our three-year CAGR for Operating Margin and ROCE. We also provide information highlighting our meaningful ESG-related progress. This table is intended to highlight the strong financial performance and growth the Company has delivered during this time frame. Additionally, the Company has exceeded the midpoint of our guidance to the market for Adjusted EBITDA in each of the three most recently completed calendar years.

Growing Our Key Financial and Operational Metrics While Also Reducing Leverage

Adjusted EBITDA	Distributable Cash Flow	Adjusted Earnings per Share	Operating Margin % (1)	ROCE % (2) (Return on Capital Employed)	ESG

2018 $ 4.64 B 2019 $ 5.02 B 2020 $ 5.11 B 2018-2020 CAGR (3) 5%	2018 $2.87 B 2019 $3.30B 2020 $3.36 B 2018-2020 CAGR (3) 8%	2018 $ 0.79 2019 $ 0.99 2020 $ 1.10 2018-2020 CAGR (3) 18%	2018-2020 CAGR (3) 5% Improvement	2018-2020 CAGR (3) ~9% Improvement	Added to Dow Jones North America Sustainability Index in 2020

Net Debt to Adjusted EBITDA Improved from 5.26x in 2016 to 4.35x in 2020

Note: This table contains non-GAAP measures. A reconciliation of these non-GAAP financial measures to their nearest GAAP comparable financial measure is included in the appendix.

(1)	Operating margin ratio = operating margin/gross margin: Excludes depreciation, amortization expense, impairment charges, and other expenses not associated with operating the business.

(2)

Return on Capital Employed (ROCE) is Adjusted EBITDA, less included depreciation and amortization, divided by the sum of the average balances of Investments, Property, plant, and equipment – net, and Intangible assets – net.

(3)	CAGR is compound annual growth rate.

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Additionally, the items below detail select key accomplishments in 2020.

We maintained our pre-COVID 2020 financial guidance, without adjustment, and achieved or exceeded the midpoint of key guidance metrics.

Williams became the first midstream company to announce a climate commitment, setting a near-term goal of 56% absolute reduction in company-wide greenhouse gas emissions by 2030 which will place the company on a positive trajectory to be net zero carbon emissions by 2050.

Our scores amongst four of the most relevant and influential ESG Ratings & Rankings firms in 2020 reflected widespread recognition of our enhanced sustainability efforts.

∎	We earned a B rating from the CDP, higher than the Oil & Gas Storage and Transportation sector C average and North America regional D average.

∎	We were recently added to the Dow Jones North America Sustainable Index and DJSI ranked the company in the top 7% of its peer group.

∎	Sustainalytics ranked us in the top 3% of its peer group.

∎	The company maintained a stable rating of BB with MSCI.

We achieved record gathering volumes of 13.2 Bcf/d and record contracted transmission capacity of 22.2 Bcf/d.

Significant expansion project updates for the period, including projects placed into service are described below.

Transmission & Gulf of Mexico

Hillabee

In February 2016, the FERC issued a certificate order for the initial phases of Transco’s Hillabee Expansion Project. The project involves an expansion of Transco’s existing natural gas transmission system from Station 85 in west central Alabama to an interconnection with the Sabal Trail pipeline in east central Alabama. The project is being constructed in phases, and all of the project expansion capacity is dedicated to Sabal Trail pursuant to a capacity lease agreement. Phase I was completed in 2017 and it increased capacity by 818 Mdth/d. We placed Phase II into service on May 1, 2020. Together, the first two phases of the project increased capacity by 1,025 Mdth/d.

Southeastern Trail

In October 2019, we received approval from the FERC to expand Transco’s existing natural gas transmission system to provide incremental firm transportation capacity from the Pleasant Valley interconnect with Dominion’s Cove Point Pipeline in Virginia to the Station 65 pooling point in Louisiana. We placed 230 Mdth/d of capacity under the project into service in the fourth quarter of 2020, and the project was fully in service on January 1, 2021. In total, the project increased capacity by 296 Mdth/d.

Gathering & Processing

Project Bluestem

We expanded our presence in the Mid-Continent region through building a 189-mile NGL pipeline from our fractionator and NGL storage facilities near Conway, Kansas, to an interconnection with a third-party NGL pipeline system in Oklahoma, providing us with firm access to Mt. Belvieu pricing. As part of the project, the third-party constructed a 110-mile pipeline extension of its existing NGL pipeline system that will have an initial capacity of 120 Mbbls/d. The pipeline and extension projects were placed into service on December 1, 2020. Further, during the first quarter of 2019, we exercised an option to purchase a 20 percent equity interest in Targa Train 7, a Mt. Belvieu fractionation train developed by the third party, which was placed into service in the first quarter of 2020.

As of December 31, 2019, we effectively owned a 29 percent indirect interest in Blue Racer through our 58 percent interest in Caiman II, whose primary asset is a 50 percent interest in Blue Racer. On November 18, 2020, we paid $157 million, net of cash acquired, to acquire an additional 41 percent ownership interest in Caiman II. We now control and consolidate Caiman II, reporting the 50 percent interest in Blue Racer as an equity-method investment.

32	WILLIAMS 2021 PROXY STATEMENT

The accompanying chart compares Williams’ cumulative TSR on our common stock (assuming reinvestment of dividends) to the cumulative total return of the S&P 500 Stock Index, the Arca Natural Gas Index, and the median of the comparator companies used to measure relative TSR performance in our 2020 performance-based RSU awards. For more details on our comparator company group, see the CD&A section titled “Determining Our Comparator Group.” The graph below assumes an initial investment of $100 at the beginning of the period on December 31, 2017.

3 Year Total Stockholder Return

	2017	2018	2019	2020

The Williams Companies, Inc.	$100.00	$76.12	$86.94	$80.33

S&P 500 Index	$100.00	$95.61	$125.70	$148.82

2020 Comparator Company Group Median	$100.00	$84.47	$114.98	$88.81

Arca Natural Gas Index	$100.00	$68.28	$67.43	$58.35

COMPENSATION SUMMARY

Objective of Our Compensation Programs

The role of compensation is to attract and retain the talent needed to increase stockholder value and to help our businesses meet or exceed financial and operational performance goals. Our compensation programs’ objectives are to reward our NEOs and employees for successfully implementing our strategy to grow our business and create long-term stockholder value. To that end, in 2020 we used ROCE and Debt to EBITDA Ratio, with relative TSR as a modifier, to measure long-term performance and we used adjusted EBITDA, controllable costs, safety, and environmental metrics to measure annual performance. We believe using separate long-term and annual metrics to incent and pay NEOs helps ensure that we make business decisions aligned with the long-term interests of our stockholders.

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OUR PAY PHILOSOPHY

Our pay philosophy throughout the entire organization is to pay for performance, be competitive in the marketplace, and consider the value a job provides to the Company. Our compensation programs reward NEOs not just for accomplishing goals, but also for how those goals are pursued. The principles of our pay philosophy influence the design and administration of our pay programs. Decisions about how we pay NEOs are based on these principles. The Committee uses several types of pay that are linked to both our long-term and short-term performance in the executive compensation programs. Included are long-term incentives, annual cash incentives, base pay, and benefits. The chart below illustrates the linkage between the types of pay we use and our pay principles.

Pay Principles	Long-term Incentives	Annual Cash Incentives	Base Pay	Benefits

Pay should reinforce business objectives and values.	•	•	•

A significant portion of a NEO’s total pay should be variable based on performance.	•	•

Incentive pay should balance long-term, intermediate, and short-term performance.	•	•

Incentives should align interest of NEOs with stockholders.	•	•

Pay should foster a culture of collaboration with shared focus and commitment to our Company.	•	•

Incentives should enforce the value of safety within our Company.		•

Pay opportunities should be competitive.	•	•	•	•

A portion of pay should be provided to compensate for the core activities required for performing in the role.			•	•

34	WILLIAMS 2021 PROXY STATEMENT

OUR COMMITMENT TO PAY FOR PERFORMANCE

Roles in the Compensation Recommendation and Decision Process

Role of Board of Directors	Role of Committee	Role of CEO	Role of Independent Consultant	Role of Management

• Reviews CEO performance (evaluations, CEO self-assessment, and company performance) • Approves Board of Directors pay	• Determines CEO and NEO pay • Recommends Board of Directors pay • Seeks input from independent consultant • Engages independent consultant on comparator groups and Board of Director and CEO pay

• Reviews NEO performance

• Reviews competitive market information

• Recommends NEO pay, including base pay adjustments, AIP, LTI and any other compensation

• No role in setting compensation for his/ her role

			• Assists Committee in discussions and decisions regarding NEO compensation • Provides competitive market data for CEO • Develops comparator group, with input from Committee and Management	• Human Resources provides CEO with data from comparator group proxies • Human Resources provides CEO with pay information from various compensation surveys

2020 COMPARATOR GROUP

Determining Our Comparator Group

Companies in our executive compensation benchmarking comparator group have a range of assets, market capitalization, and enterprise value. Business consolidation and unique operating models create some challenges in identifying comparator companies. Accordingly, we take a broad view of comparability to include organizations that are similar to Williams. This results in compensation that is appropriately scaled and reflects comparable complexities in business operations. We typically aim for a comparator group of 15 to 20 companies so our comparisons will be valid. The 2020 comparator group includes 16 companies which comprise a mix of both direct business competitors and companies with whom we compete for talent. Since 2017, the Committee utilizes a smaller targeted comparator company group for the purposes of measuring relative TSR related to our performance-based RSU awards. While not perfectly aligned to our natural gas strategy, these selected companies are more similar to our specific segment of the energy industry.

How We Use Our Comparator Group

We refer to publicly available information to analyze our comparator companies’ practices including how pay is divided among long-term incentives, annual incentives, base pay, and other forms of compensation. This allows the Committee to ensure competitiveness and appropriateness of proposed compensation packages. When setting pay, the Committee uses market median information of our comparator group, as opposed to market averages, to ensure that the impact of any unusual events that may occur at one or two companies during any particular year is diminished from the analysis. If an event is particularly unusual and surrounded by unique circumstances, the data is completely removed from the assessment. The smaller targeted comparator company group is used solely for the purposes of measuring relative TSR related to our performance-based RSU awards.

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The following table shows the range of our 2020 executive compensation benchmarking comparator companies’ assets, market capitalization, and enterprise value as originally reported for 2019 (dollars in millions):

Comparator Company	Ticker	Total Assets	Market Capitalization	Enterprise Value

CenterPoint Energy Inc.	CNP	$35,439	$13,668	$30,464

Cheniere Energy Inc.	LNG	$35,492	$15,487	$46,720

Devon Energy Corp.	DVN	$13,717	$9,921	$13,130

Dominion Energy Inc.	D	$103,823	$69,403	$112,061

Enbridge (in U.S. dollars)	ENB	$125,804	$80,560	$139,282

Enterprise Products Partners	EPD	$61,733	$61,649	$90,361

EOG Resources	EOG	$37,125	$48,741	$52,688

Magellan Midstream Partners, L.P.	MMP	$8,438	$14,360	$19,178

Marathon Petroleum Corp.	MPC	$98,556	$39,102	$78,305

ONEOK Inc.	OKE	$21,812	$31,270	$43,998

Phillips 66	PSX	$58,720	$49,132	$62,801

Pioneer Natural Resources	PXD	$19,067	$25,059	$27,595

Sempra Energy	SRE	$65,665	$44,232	$74,537

Southern Company	SO	$118,700	$70,006	$121,262

Targa Resources Corp.	TRGP	$18,815	$9,507	$21,541

TC Energy Corp. (in U.S. dollars)	TRP	$76,498	$49,986	$92,136

	75th percentile	$82,012	$52,902	$90,805

	50th percentile	$47,922	$41,667	$57,744

	25th percentile	$21,126	$15,205	$29,746

Williams	WMB	$46,040	$28,749	$53,993

	Percent Rank	49%	37%	48%

The Committee determined the same 16 companies listed in the table above will be used to benchmark compensation practices and pay decisions in 2020 and 2021.

A separate comparator company group is used to specifically measure relative TSR as it pertains to performance-based RSU awards since 2017:

• Enbridge	• Kinder Morgan, Inc.	• Targa Resources Corp.

• Energy Transfer	• ONEOK Inc.	• TC Energy Corp.

• Enterprise Products Partners	• Plains All-American Pipeline	• Western Midstream Partners

36	WILLIAMS 2021 PROXY STATEMENT

OUR PAY SETTING PROCESS

During the first quarter of the year, the Committee completes a review to ensure we are paying competitively, equitably, and in a way that encourages and rewards performance.

The compensation data of our comparator group, disclosed primarily in proxy statements, is the primary market data we use when benchmarking the competitive pay of our NEOs. Aggregate market data obtained from recognized third-party executive compensation survey companies is used to supplement and validate comparator group market data.

Although the Committee reviews relevant data as it determines compensation packages, other considerations are taken into account. Because market data alone does not reflect the strategic competitive value of various roles within our Company, internal pay equity is also considered when making pay decisions. Other considerations when making pay decisions for the NEOs include individual experience, sustained performance, historical pay, realized and realizable pay over three years, tally sheets that include annual pay and benefit amounts, wealth accumulated over the past five years, and the total aggregate value of the NEOs’ equity awards and holdings.

Multiple internal and external factors are considered when determining NEO compensation packages.

When setting pay, we determine an annual target pay mix (distribution of pay among base pay, short-term incentives, annual long-term incentives, and other forms of compensation) for the NEOs. Consistent with our pay-for-performance philosophy, the actual amounts paid, excluding benefits, are determined based on Company and individual performance. Because performance is a factor, the target versus actual pay mix will vary, specifically as it relates to the annual cash incentives and long-term incentives.

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HOW WE DETERMINE THE AMOUNT FOR EACH TYPE OF PAY

Base pay, annual cash incentives, and long-term incentives accomplish different objectives. The table below illustrates a summary of the primary objectives associated with each component of pay listed in the order of most significant to the NEO’s total compensation. The table is followed by specific details regarding each pay component.v

Type of Pay & Form		Performance Period (years)	Objectives
Fixed	Base pay (cash)	1	• Compensates for carrying out the duties of the job • Recognizes individual experiences, skills, and sustained performance • Provides attraction and retention
At Risk	Short-term incentive: Annual cash incentive	1	• Incents the accomplishment of annual business goals • Aligns interests of executives to our stockholders • Provides attraction and retention
	Long-term incentive: Performance-based RSUs	3	• Incents the accomplishment of long-term sustainable business goals • Aligns interests of executives to our stockholders • Promotes ownership in the Company • Provides attraction and retention
	Long-term incentive: Time-based RSUs	3

Base Pay

Base pay compensates the NEOs for carrying out the duties of their jobs and serves as the foundation of our pay program. Most other major components of pay are set based on a relationship to base pay, including long-term and annual incentives, as well as retirement benefits.

Base pay for the NEOs, including the CEO, is set considering the market median, with potential individual variation from the median due to experience, skills, and sustained performance of the individual as part of our pay-for-performance philosophy. Performance is measured in two ways. First, through the achieved results associated with attaining their annual goals, operational and/or functional area strategies, and personal development plans. Second, we also evaluate the NEOs’ observable skills and behaviors related to how they achieved their goals based on our defined competencies that contribute to workplace effectiveness and career success.

Annual Cash Incentives

As previously mentioned in the “Our Commitment to Pay for Performance” section, we pay annual cash incentives to encourage and reward our NEOs for making decisions that improve our annual operating performance through our Annual Incentive Program (“AIP”). The objectives of our AIP are to:

∎	Offer sufficient incentive compensation to motivate management to put forth extra effort, take prudent risks, and make effective decisions to maximize stockholder value;

∎	Motivate and incent management to choose strategies and investments that maximize long-term stockholder value;

∎	Provide sufficient total compensation to retain management; and

∎	Limit the cost of compensation to levels that will maximize the return of current stockholders without compromising the other objectives.

38	WILLIAMS 2021 PROXY STATEMENT

NEOs’ AIP business performance is based on enterprise results of these business metrics in relation to established targets. We only use enterprise-level performance metrics for our NEOs in order to promote teamwork and collaboration by creating a shared goal for the overall Company performance. Our business performance targets are established utilizing the annual financial plan. Goals related to ROCE growth and operating margin improvement are considered when establishing the financial plan. Our incentive program allows the Committee to make adjustments to these business performance metrics to reflect certain business events. When determining which adjustments are appropriate, we are guided by the principle that incentive payments should not result in unearned windfalls or impose undue penalties. In other words, we make adjustments to ensure NEOs are not rewarded for positive results they did not facilitate nor are they penalized for certain unusual circumstances outside their control. Adjustments applied in 2020 to Adjusted EBITDA and Controllable Cost performance results in total reduced the 2020 AIP business performance result by one percent.

Management reviews with the Committee a supplemental scorecard reflecting Adjusted EBITDA, maintenance capital expenditures, distributable cash flow, Adjusted EPS, ROCE, and Williams stock price performance to provide an update regarding the Company’s performance as well as to ensure alignment between these measures and the AIP’s business performance metrics. This scorecard provides the Committee with additional data to assist in determining final AIP awards.

The Committee’s independent compensation consultant annually compares our relative performance on various measures, including TSR and earnings per share with our comparator group of companies. The Committee also uses this analysis to validate the reasonableness of our AIP results.

How We Set the 2020 AIP Goals.

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The AIP Calculation. The 2020 AIP is based on the weighted measures of Adjusted EBITDA, controllable costs, and ESG metrics. Each metric is directly aligned with our business strategy to operationally grow the business, operate safely in everything we do, and continue to align with our dividend growth strategy.

Business Performance Metric & Weighting		Measuring	Importance

50%	Adjusted EBITDA	Profit Metric	• Maintains a focus on generating expected levels of annual profit

40%	Controllable Costs	Operating & Maintenance (“O&M”) and General & Administrative (“G&A”) Costs	• Encourages cost management discipline with achieving our business strategy

10%	ESG	• Environmental: Loss of Primary Containment Events • Safety: High Potential Near Miss to Incident Ratio	• Drives frontline employee action to address environmental and safety opportunities • Emphasizes importance of environmental and safety leadership and improvement

The attainment percentage of AIP goals results in payment of annual cash incentives along a continuum between threshold and stretch levels, which corresponds to 0 percent through 200 percent of the NEOs’ annual cash incentive target.

2020 NEO AIP Targets. The starting point to determine annual cash incentive targets (expressed as a percentage of base pay) is competitive market information referencing the market median, which provides an idea of what other companies target to pay in annual cash incentives for similar jobs. We also consider the internal value of each job (i.e., how important the job is to execute our strategy compared to other jobs in the Company) before the target is set for the year. The annual cash incentive targets as a percentage of base pay for the NEOs in 2020 were as follows:

Position	Target

President and Chief Executive Officer	130%

EVP, Chief Operating Officer	110%

SVP, Corporate Strategic Development	85%

SVP, Chief Financial Officer	90%

SVP, Gathering and Processing	75%

40	WILLIAMS 2021 PROXY STATEMENT

Determining 2020 AIP Awards. To determine the funding of the annual cash incentive, we use the following calculation for each NEO:

Based on business performance relative to the established goals, the Committee certified business performance results as 140 percent of target as follows.

Metrics	Weighting	Threshold	Target	Stretch @ 200%	Actual	Result	Payout %

Adjusted EBITDA	50%	$4,825	$5,025	$5,265	$5,118	139%	69%

Controllable Costs	40%	$(2,135)	$(1,935)	$(1,735)	$(1,815)	160%	64%

ESG - Environmental: Loss of Primary Containment Events	5%	< 0.0%	30.0%	> 60%	4.6%	15%	1%

ESG - Safety: Potential Near Miss to Incident Ratio	5%	< 3.0:1	> 6.0:1 but < 9.0:1	> 14.0:1	> 9.0:1 but < 11.0:1	125%	6%

2020 AIP Business Performance %							140%

While the calculated result was 140 percent of target, to offset the impact of a 27th bi-weekly paycheck on AIP eligible earnings in 2020, the amount funded for the 2020 AIP award payout was 135 percent of target. This award was paid in March 2021. It’s important to note that our metrics and associated targets were approved as part of our normal annual process and were not adjusted due to COVID or other challenges.

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We calculate (a) Adjusted EBITDA as: Gross margin less operating and maintenance expenses, less selling, general and administrative expenses, less other (income) and expense, plus proportionate EBITDA of joint venture partnerships; and (b) Controllable Costs as: operating and maintenance costs and selling, general and administrative costs that are under the responsibility of a cost center manager, less certain expenses that are considered less controllable (such as pension and postretirement benefit costs) or have no net impact on financial performance (such as costs that are passed directly to customers). Operating and maintenance costs, selling, general and administrative costs, and total service revenues include our proportional ownership share of such items recognized by certain equity method investees.

The 2020 controllable cost target was established at a level consistent with 2019 results. The target is just $2 million above 2019, or within one-tenth of one-percent. While broader costs were reduced or remained flat, the slight increase in the target considered the incremental costs of operating assets associated with growth projects completed or operating during 2020.

For 2020, we utilized two ESG metrics including an environment metric Loss of Primary Containment (“LOPC”) and a safety metric High Potential Near Miss to Incident Ratio. The LOPC metric focuses on environmental performance, the reduction of greenhouse gas emissions, and is aligned to our core value of being responsible stewards around the environment and the products we transport. The metric is considered a leading indicator to more significant process safety incidents and is directly related to reducing greenhouse gas emissions. The High Potential Near Miss to Incident Ratio was new in 2020 and was a modification of our previous metric Near Miss to Incident Ratio utilized in 2018 and 2019. The new metric places an emphasis on identifying situations that could lead to severe incidents and preventing them from occurring. The environmental metric is on a payout curve while the safety metric utilizes established tiers, in 25 percent increments, from the threshold to stretch payout opportunity.

Individual performance, such as success toward our strategic objectives and individual goals, and successful demonstration of the Company’s leadership competencies which exceeded expectations may be recognized through adjustments. Payments may also be adjusted downward if performance warrants. The Committee chose to apply an adjustment to certain NEOs. In total, the adjustments applied to NEO awards were one percent of the original calculated awards.

2021 AIP Design. In the 2021 AIP, Adjusted EBITDA and Controllable Costs will continue to be weighted at 50 percent and 40 percent, respectively. The Environmental Performance Metric, LOPC, and the Safety Performance Metric, High Potential Near Miss to Incident Ratio, will each be weighted at 5 percent each. The Environmental Performance Metric was new in 2020 and continues our focus on environmental performance, the reduction of greenhouse gasses, and is aligned with our core value of being responsible stewards around the environment and the products we transport. The LOPC metric is considered a leading indicator to more significant process safety incidents and is directly related to reducing greenhouse gas emissions.

2021 AIP Metrics	Weight

Adjusted EBITDA	50%

Controllable Costs	40%

ESG (10%)

– Environmental Performance Metric	5%

– Safety Performance Metric	5%

Long-Term Incentives

To determine the value for long-term incentives granted to a NEO each year, we consider the following factors:

∎	The proportion of long-term incentives relative to base pay;

∎	The NEO’s impact on Company performance and ability to create value;

∎	Long-term business objectives;

∎	The market median and specific awards made to executives in similar positions within our comparator group of companies;

∎	The market demand for the NEO’s particular skills and experience;

∎	The amount granted to other NEOs in comparable positions at the Company;

∎	The NEO’s demonstrated historical performance; and

∎	The NEO’s leadership performance.

A summary of the long-term incentive program details for 2020 are shown in the following table. The long-term incentive mix for the CEO differs from the mix for the other NEOs. Since the CEO has more opportunity to influence our financial results, the Committee considers it appropriate that a greater percentage of his long-term incentives are directly tied to performance and the Company stock price.

42	WILLIAMS 2021 PROXY STATEMENT

	Performance-based RSUs	Time-based RSUs

CEO Equity Mix	60%	40%

NEO Equity Mix	50%	50%

Term	Three years	Three years

Frequency	Granted annually	Granted annually

2020 Performance Criteria	ROCE and Debt to EBITDA Ratio with Relative TSR as a modifier	Retention

Vesting	Cliff vesting after three years	Cliff vesting after three years

Payout	Upon vesting, shares are distributed based on performance certification (0% - 200%)	Upon vesting, shares are distributed

Dividends	No dividends	Dividend equivalents accrued and paid in cash upon vesting

When stock options were eliminated from our annual equity award mix after 2018, the performance-based RSU award increased to 60 percent and 50 percent of our CEO’s and NEO’s equity mix respectively. The long-term incentive mix has been the same in 2019, 2020, and 2021.

Performance-based RSUs. Performance-based RSU awards are only earned if we attain specific pre-determined performance results. The 2017 performance-based RSU awards utilize relative TSR while the 2018 and 2019 performance-based RSU awards utilize both relative TSR and ROCE to determine performance and the actual number of units that will vest. The 2020 performance-based RSU awards utilize ROCE and Debt to EBITDA Ratio to determine performance and apply relative TSR as a performance modifier.

2017 Performance-based RSUs. The performance cycle for our 2017 performance-based RSUs was completed at the end of 2019 and vested in February 2020. The 2017 award measured our TSR performance relative to our established peer group. The design provides for up to a 200 percent payout if our relative TSR performance is at the top of our peer group and no payout if our relative TSR performance is at the bottom of the peer group. The payout curve is linear between 0 percent and 200 percent based on our placement within the peer group of companies. An award is limited to 100 percent if our actual TSR is negative. Williams TSR during this period placed eighth among our peer companies resulting in an earned payout of just 44.4 percent of the number of performance-based RSUs originally granted. This resulted in 55.6 percent of the original RSUs awarded being cancelled.

2018 Performance-based RSUs. The 2018 performance-based RSUs utilize two equally weighted metrics to measure performance and can result in a payout range from 0 percent to 200 percent of target. Relative TSR is weighted at 50 percent and ROCE is weighted at 50 percent. Relative TSR, consistent with the 2017 award described above, provides for up to a 200 percent payout if our relative TSR performance is at the top of our peer group and no payout if our relative TSR performance is at the bottom of the peer group. The payout curve is linear between 0 percent and 200 percent based on our placement within the peer group of companies, unless the TSR result is negative and the metric would be limited to 100 percent. Williams TSR during this period placed sixth among our peer companies resulting in an earned payout, subject to weighting, of 88.9 percent of target. The ROCE performance was measured against pre-determined targets and was on a linear payout curve from 50 percent to target and from target to 200 percent.

2018 Performance-based RSU Metric	Weighting	Threshold	Target	Stretch	Actual	Result

2020 ROCE	50%	6.25%	7.00%	7.50%	7.40%	180%

The 2018 performance-based award, which vested in February 2021, distributed 134.4 percent of the targeted number of RSUs awarded.

2018 Performance-based RSU Metric	Weighting	Metric Result	Weighted Result

Relative Total Shareholder Return (TSR)	50%	88.9%	44.4%

Return on Capital Employed (ROCE)	50%	180.0%	90.0%

Final Result			134.4%

This is the first above target performance-based award since the 2012 award vested in 2015.

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2019 Performance-based RSUs. The 2019 performance-based RSUs utilize two equally weighted metrics to measure performance and can result in a payout range from 0 percent to 200 percent of target. Relative TSR is weighted at 50 percent and ROCE is weighted at 50 percent. The measurement of the 2019 award is consistent with the design of the 2018 award described above. The performance-period for the 2019 award will be complete at the end of 2021 and any earned award would vest and distribute in February 2022.

2019 Performance-based RSU Metric	Weighting	Threshold	Target	Stretch

2021 ROCE	100%	7.30%	8.20%	8.70%

This ROCE target represents approximately an eight percent compounded annual growth rate from 2018 results and is aligned with the financial plan approved by the Board.

2019 Special Performance-based RSU Award. At the time of 2019 annual equity award, the five NEOs received an incremental performance-based equity award. This award measures 2021 Adjusted Earnings Per Share (“EPS”) against preestablished targets. While the performance period ends on December 31, 2021, any earned award would vest in 50 percent increments three and four years from the date of the award, in February 2022 and February 2023, respectively. While the award is performance-based, the extended vesting period was added for retentive purposes. Prior to the 2019 award, six of the nine recipients of this award had been an executive officer with the Company for less than two years. Considering the progress associated with the reconstituted leadership group, the Committee sought to provide a common retentive award across the group while building in more significant retention.

2019 Special Performance-based RSU Metric	Weighting	Threshold	Target	Stretch

2021 Adjusted EPS	50%	$0.99	$1.07	$1.23

This Adjusted EPS target represents approximately a 35 percent total growth rate from 2018 Adjusted EPS results.

2020 Performance-based RSU Awards. The 2020 performance-based RSU awards, granted on February 24, 2020, utilize two equally weighted metrics to measure performance and can result in a payout range from 0 percent to 200 percent of target. ROCE is weighted at 50 percent and Debt to EBITDA Ratio is weighted at 50 percent and both are measured against preestablished targets. Additionally, the calculated result from these weighted financial metrics may be increased or decreased by 25 percent of the calculated result utilizing a relative TSR metric. If our TSR relative to our peer company group is in the top three companies, the calculated result will be increased by 25 percent, while the calculated result will be decreased by 25 percent if our TSR relative to our peer company group is in the bottom three companies. However, under no circumstance can the calculated award exceed 200 percent of target. The metrics and associated targets for our 2020 awards were approved as part of our normal annual process and were not adjusted due to COVID or other challenges.

2020 Performance-based RSU Metrics	Weighting	Threshold	Target	Stretch

2022 ROCE	50%	7.30%	7.50%	8.00%

2022 Debt to EBITDA Ratio	50%	4.40x	4.20x	4.00x

Relative TSR	Modifier may increase or decrease result by 25%

2021 Performance-based RSU Awards. The 2021 performance-based RSU awards, granted on February 24, 2021, utilize two equally weighted metrics to measure performance against preestablished targets and can result in a payout range from 0 percent to 200 percent of target. ROCE and Available Funds from Operations (“AFFO”) per share are each weighted at 50 percent. Due to the strong improvement in our Debt to EBITDA ratio as we are approaching our corporate target, this 2020 award metric is not utilized in the 2021 awards. Additionally, consistent with the 2020 awards, relative TSR is utilized as a modifier and the calculated result from these weighted financial metrics may be increased or decreased by 25 percent.

Time-based RSU Awards. We grant time-based RSUs to retain executives and to facilitate stock ownership. The use of time-based RSUs is also consistent with the practices of our comparator group of companies. Time-based RSUs accrue dividend equivalents which will be paid in cash only upon vesting and distribution of the award.

Stock Option Awards. For recipients, stock options have value only to the extent the price of our common stock is higher on the date the options are exercised than it was on the date the options were granted. Beginning in 2019, stock options are no longer part of our annual equity award mix and were not granted in 2019, 2020, or 2021.

Grant Practices. The Committee typically approves our annual equity grant in February of each year, shortly after the annual earnings release to ensure the market has time to absorb material information disclosed in the earnings release and reflect that information in the stock price. The grant date for off-cycle grants for individuals who are not NEOs, for reasons such as retention or new hires, is generally the first business day of the month following the approval of the grant. By using this consistent approach, we remove grant timing from the influence of the release of material information.

44	WILLIAMS 2021 PROXY STATEMENT

Stock Ownership Guidelines. Our program provides stock ownership guidelines for each of our NEOs and our Board of Directors as shown in the table below:

Position	Ownership Multiple	As a Multiple of	Holding/Retention Requirement

CEO	6x	Base Pay	50%, after taxes, until guidelines are met

NEO	3x	Base Pay	50%, after taxes, until guidelines are met

Board of Directors	5x	Annual Cash Retainer	60% until guidelines are met

The Committee annually reviews the guidelines for competitiveness and alignment with best practices and monitors the NEOs’ progress toward compliance. WMB shares owned outright and outstanding time-based RSUs count as owned for purposes of the program. Stock options and performance-based equity are not included as owned for purposes of the program. NEOs must retain 50 percent of any vested equity awards, net of taxes, until their ownership guidelines are met. Board members must retain 60 percent of distributed vested equity awards until their ownership guidelines are met. At Williams, NEOs must hold at least 50 percent of any equity transaction if they have not met their ownership guideline regardless of their time in the role.

NORTH DESOTO COMPRESSION FACILITY
SHREVEPORT, LOUISIANA

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Benefits

Consistent with our philosophy to emphasize pay for performance, our NEOs receive very few perquisites or supplemental benefits. They are as follows:

∎	Retirement Restoration Benefits. NEOs participate in our qualified retirement program on the same terms as our other employees. We offer a retirement restoration plan to maintain a proportional level of pension benefits to our NEOs as provided to other employees. The Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), limits qualified pension benefits based on an annual compensation limit. For 2020, the limit was $285,000. Any limitation in a NEO’s pension benefit in the tax-qualified pension plan due to this limit is made up for (subject to a cap) in the unfunded retirement restoration plan. Benefits for NEOs are not enhanced and are calculated using the same benefit formula as that used to calculate benefits for employees in the qualified pension plan. The compensation included in the retirement restoration benefit is consistent with pay considered for employees in the qualified pension plan. Equity compensation, including RSUs and stock options, is not considered. Additionally, we do not provide a nonqualified benefit related to our qualified 401(k) defined contribution retirement plan.

∎	Financial Planning Allowance. We offer financial planning to provide expertise on current tax laws to assist NEOs with personal financial planning and preparations for contingencies such as death and disability. Covered services include estate planning, tax planning, tax return preparation, wealth accumulation planning, and other personal financial planning services. In addition, by working with a financial planner, NEOs gain a better understanding of and appreciation for the programs the Company provides, which helps to maximize the retention and engagement aspects of the dollars the Company spends on these programs.

∎	Personal Use of Company Aircraft. The CEO is allowed, but not required, to use the Company’s private aircraft for personal travel. Our policy for all other executive officers is to discourage personal use of the aircraft, but the CEO retains discretion to permit its use when deemed appropriate, such as when the destination is not well served by commercial airlines, personal emergencies, and the aircraft is not being used for business purposes. To the extent that NEOs use the Company’s private aircraft for personal travel, imputed income will be applied to the NEO, in compliance with Internal Revenue Code requirements.

∎	Executive Physicals. The Committee requires annual physicals for the NEOs. Such physicals align with our wellness initiative as well as assist in mitigating risk. NEO physicals are intended to identify any health risks and medical conditions as early as possible in an effort to achieve more effective treatment and outcomes.

∎	Event Center. We have a suite and club seats at certain event centers that were purchased for business purposes. If they are not being used for business purposes, we make them available to all employees, including our NEOs. This is not considered a perquisite to our NEOs because it is available to all employees.

46	WILLIAMS 2021 PROXY STATEMENT

Additional Components of Our Executive Compensation Program

In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our NEOs’ interests with stockholder long-term interests.

Employment Agreements. Williams does not have employment agreements with our NEOs.

Termination and Severance Arrangements. The Executive Severance Pay Plan includes senior executive officers, which includes NEOs other than the CEO, in order to define a consistent approach of treatment in the event of a severance event. Under the plan, NEOs are eligible to receive a discretionary payment of 1.5 to 2.0 times the sum of the NEOs base salary and target annual bonus. Any severance payment is discretionary. Considerations include the NEO’s term of employment, past accomplishments, reasons for separation from the Company, and competitive market practice. The NEO can elect coverage under the Company’s medical benefits plans for 18 months from the termination in the same manner and at the same cost as similarly situated active employees for up to the first 12 months. Outplacement services are provided up to a maximum amount of $25,000.

Change in Control Agreements. Our change in control agreements, in conjunction with the NEOs’ equity award agreements, provide separation benefits for our NEOs. Our program includes a double trigger for benefits and equity vesting. This means there must be a Company change in control and the NEO must experience a qualifying termination of employment prior to receiving benefits under the agreement. This practice creates security for the NEOs but does not provide an incentive for the NEO to leave the Company. Our program is designed to encourage the NEOs to focus on the best interests of stockholders by alleviating their concerns about a possible detrimental impact to their compensation and benefits under a potential change in control, not to provide compensation advantages to NEOs for executing a transaction.

Our Committee reviews our change in control benefits periodically to ensure they are consistent with competitive practice and aligned with our compensation philosophy. As part of the review, calculations are performed to determine the overall program cost to the Company if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms, including the reasonableness of the elements of compensation received, is used to validate benefit levels for a change in control. We do not offer a tax gross-up provision in our change in control agreements but instead include a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. The Committee continues to believe that offering a change in control program is appropriate and critical to attracting and retaining executive talent and keeping them aligned with stockholder interests in the event of a change in control.

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The following chart details the benefits received if a NEO were to be terminated or resigned for a defined good reason following a change in control as well as an analysis of those benefits as it relates to the Company, stockholders, and the NEO:

Change in Control Benefit	What does the benefit provide to the Company and stockholders?	What does the benefit provide to the NEO?

Multiple of 3x base pay plus annual cash incentive at target	Encourages NEOs to remain engaged and stay focused on successfully closing the transaction.	Financial security for the NEO equivalent to three-years of continued employment.

Accelerated vesting of stock awards	An incentive to stay during and after a change in control. If there is risk of forfeiture, NEOs may be less inclined to stay or to support the transaction.	The NEOs are kept whole if they have a separation from service following a change in control.

The value of 36 months of group medical, dental, and/or prescription drug plan benefits	This is a minimal cost to the Company that creates a competitive benefit.	Access to health coverage.

Reimbursement of legal fees to enforce benefit	Keeps NEOs focused on the Company and not concerned about whether the acquiring company will honor contractual commitments after a change in control.	Security during an unstable period of time.

Outplacement assistance	Keeps NEOs focused on supporting the transaction and less concerned about trying to secure another position.	Assists NEOs in finding a comparable executive position.

‘Best Net’ provision	Enables the change in control benefits to be delivered in as close a manner to the intended value of the benefits as possible.	Provides NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, which would subject them to possible excise tax payments.

Derivative Transactions. Our policy on securities trading applies to transactions in positions or interests whose value is based on the performance or price of our common stock. Because of the inherent potential for abuse, Williams prohibits officers, directors, and certain other employees from entering into short sales or using equivalent derivative securities in connection with Williams’ or its affiliates’ securities. Our policy on securities trading also prohibits holding Williams’ or its affiliates’ securities in a margin account or pledging them as collateral for a loan.

MITIGATING RISK

Although no compensation-related risk was identified as a top risk, the approach to determine if there were adverse compensation risks is similar to the process detailed in the “Corporate Governance and Board Matters – Corporate Governance – Board Oversight of Williams’ Risk Management Process” section of this proxy statement. After this review and analysis, it was determined we do not have material adverse compensation-related risks. Our compensation plans are effectively designed and function to reward positive performance and motivate NEOs and employees to behave in a manner consistent with our stockholder interests, business strategies and objectives, ethical standards, and prudent business practices, along with our Core Values which are the foundation on which we conduct business. Our Core Values can be found on our website at www.williams.com from the Our Company tab. In fact, many elements of our executive pay program serve to mitigate excessive risk taking. For example:

Target Pay Mix. The target pay mix weighting of long-term incentives, annual cash incentives, and base pay is consistent with comparator company practices and avoids placing too much value on any one element of compensation, particularly the annual cash incentive. The mix of our pay program is intended to motivate NEOs to consider the impact of decisions on stockholders in the long-, intermediate-, and short-terms.

Annual Cash Incentive. Our annual cash incentive program does not allow for unlimited payouts. Calculated cash incentive payments for NEOs cannot exceed 200 percent of target levels.

48	WILLIAMS 2021 PROXY STATEMENT

Performance-based Awards

∎	Our annual cash incentive and long-term incentive programs include performance-based awards. The entire annual cash incentive award is measured against performance targets, while a significant portion of the long-term equity awards provided to NEOs is in the form of performance-based RSUs. Performance-based RSUs have no value unless we achieve pre-determined performance target thresholds.

∎	To drive a long-term perspective, all 2020 RSU awards vest no earlier than three years from the date of grant rather than vesting ratably on an annual basis. Additionally, any earned cash dividend equivalents on time-based RSUs are not paid until the officer meets the vesting requirements and the award is distributed. Cash dividend equivalents are not provided on performance-based RSU awards.

∎	NEOs’ incentive compensation performance is measured at the enterprise level rather than on a business unit level to ensure a focus on the overall success of the Company.

Stock Ownership Guidelines. As discussed in this CD&A, all NEOs, consistent with their responsibilities to stockholders, must hold an equity interest in the Company equal to a stated multiple of their base pay.

Recoupment Policy. In the event that financial results of the Company are restated due to fraud or intentional misconduct, the Board will review any performance-based incentive payments, including payments under the AIP and performance-based RSUs, paid to executive officers, who are found by the Board to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, seek recoupment from all executive officers of any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, the Company will take action to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 should the SEC determine and implement final rules.

Insider Trading Policy. Our insider trading policy prohibits NEOs and directors, directly or through family members or other persons or entities, from buying or selling Williams’ securities or engaging in any other action to take personal advantage of material nonpublic information. In addition, if during the course of working for the Company, the NEO or director learns of material nonpublic information about a competitor or a company with which Williams or an affiliate of Williams does or anticipates doing business with, he/she may not trade in that company’s securities until the information becomes public or is no longer material.

ACCOUNTING AND TAX TREATMENT

We consider the impact of accounting and tax treatment when designing all aspects of pay, but the primary driver of our program design is to support our business objectives. Prior to 2018 and the implications of the tax reform legislation in late 2017, stock options and performance-based RSUs were intended to satisfy the requirements for performance-based compensation as defined in Section 162(m) of the Internal Revenue Code and are therefore considered a tax-deductible expense. Time-based RSUs did not qualify as performance-based and may not be fully deductible.

49

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we recommend to the Board that the CD&A be included in this proxy statement.

By the members of the Committee of the Board as of March 18, 2021:

∎	Stephen W. Bergstrom

∎	Nancy K. Buese

∎	Rose M. Robeson

∎	Scott D. Sheffield

∎	Murray D. Smith

∎	William H. Spence

The Committee Report on Executive Compensation is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2020, Stephen W. Bergstrom, Nancy K. Buese, Rose M. Robeson, Scott D. Sheffield, Murray D. Smith, and William H. Spence served on the Compensation and Management Development Committee. None of these Committee members has ever been an officer or employee of the Company or any of our subsidiaries, and none has an interlocking relationship requiring disclosure under applicable SEC rules.

50	WILLIAMS 2021 PROXY STATEMENT

2020 SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation of the NEOs earned during fiscal years 2020, 2019, and 2018:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total

Alan S. Armstrong	2020	$1,335,577	$ –	$7,500,010	$ –	$2,343,938	$943,581	$48,852	$12,171,958
President and Chief	2019	1,218,943	–	$10,251,117	–	1,854,012	2,241,482	24,785	15,590,338
Executive Officer	2018	1,184,615	–	6,180,144	1,270,144	2,028,654	–	27,818	10,691,376

Micheal G. Dunn	2020	722,116	–	3,299,993	–	1,126,000	344,830	98,412	5,591,351
EVP, Chief	2019	670,673	–	4,691,701	–	780,000	426,174	42,761	6,611,309
Operating Officer	2018	642,308	–	2,821,494	599,124	830,000	168,870	36,277	5,098,072

Chad J. Zamarin	2020	593,269	–	2,500,003	–	681,000	201,227	20,228	3,995,728
SVP, Corporate	2019	552,404	500,000	3,420,247	–	485,000	292,790	18,216	5,268,657
Strategic Development	2018	537,692	–	2,069,118	439,359	590,000	54,786	24,574	3,715,530

John D. Chandler	2020	598,462	–	2,100,006	–	727,000	312,980	23,743	3,762,190
SVP, Chief	2019	556,539	–	3,323,615	–	540,000	328,699	23,216	4,772,069
Financial Officer	2018	537,692	–	2,069,118	439,359	590,000	41,212	17,916	3,695,298

Walter J. Bennett	2020	486,635	–	1,500,002	–	492,700	176,831	23,445	2,679,613
SVP, Gathering	2019	–	–	–	–	–	–	–	–
& Processing	2018	–	–	–	–	–	–	–	–

(1)	Salary. Due to a payroll timing issue, the 2020 salary includes a 27th bi-weekly paycheck issued in the calendar year.

(2)

Bonus. As part of Mr. Zamarin’s pay package to join the Company, he received a deferred cash payment in 2019. This award, and other elements of his pay package, were intended to address the significant retention that was in place with his previous employer.

(3)

Stock Awards. Awards were granted under the terms of the 2007 Incentive Plan and include time-based and performance-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2020.

The potential maximum values of the performance-based RSUs, subject to changes in performance outcomes, are as follows:

Name	2020 Performance-based RSU Maximum Potential

Alan S. Armstrong	$9,000,013

Micheal G. Dunn	3,300,000

Chad J. Zamarin	2,499,986

John D. Chandler	2,099,994

Walter J. Bennett	1,499,991

(4)

Option Awards. Prior to 2019, awards were granted under the terms of the 2007 Incentive Plan and include non-qualified stock options. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the option awards can be found in our Annual Report on Form 10-K for the year-ended December 31, 2020.

(5)

Non-Equity Incentive Plan. The maximum annual incentive pool funding for NEOs is 200 percent of target. While the calculated result was 140 percent of target, to offset the impact of a 27th bi-weekly paycheck on AIP eligible earnings in 2020, the amount funded for the 2020 AIP award payout was 135 percent of target. This award was paid in March 2021.

(6)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amount shown is the aggregate change from December 31, 2019 to December 31, 2020 in the actuarial present value of the accrued benefit under the qualified pension and non-qualified plan. A portion of the increase in the change in present value is due to the lower discount rate used to measure these benefits at the end of 2020. The underlying design of these programs as it pertains to these NEOs did not change from 2019 to 2020. Please refer to the “Pension Benefits” table for further details of the present value of the accrued benefit.

51

(7)

All Other Compensation. Amounts shown represent payments made on behalf of the NEOs and include life insurance premiums, a 401(k)-matching contribution, relocation benefits, and perquisites (if applicable). Perquisites may include financial planning services, mandated annual physical exams and personal use of the Company aircraft. If the NEO used the Company aircraft, the incremental cost method is used to calculate the value of the personal use of the Company aircraft. The incremental cost calculation includes items such as fuel, maintenance, weather and airport services, pilot meals, pilot overnight expenses, aircraft telephone, and catering. Amounts do not include arrangements that are generally available to our employees and do not discriminate in scope, terms, or operations in favor of our NEOs, such as medical, dental, and disability programs.

●	Mr. Armstrong received 401(k) matching contributions in the amount of $17,100; reimbursement of financial planning services of $10,000; personal usage of the Company aircraft in the amount of $18,920; and life insurance premiums.

●	Mr. Dunn received 401(k) matching contributions in the amount of $17,100; reimbursement of financial planning services; reimbursement related to a mandated annual physical exam; personal usage of the Company aircraft in the amount of $1,419; relocation benefits in the amount of $66,868; and life insurance premiums.

●	Mr. Zamarin received 401(k) matching contributions in the amount of $17,100; reimbursement related to a mandated annual physical exam; and life insurance premiums.

●	Mr. Chandler received 401(k) matching contributions in the amount of $17,100; reimbursement of financial planning services; and life insurance premiums.

●	Mr. Bennett received 401(k) matching contributions in the amount of $17,100; reimbursement of financial planning services; and life insurance premiums.

The Committee considers the compensation of CEOs from comparator companies when setting Mr. Armstrong’s pay. It is the competitive norm for CEOs to be paid more than other NEOs. In addition, the Committee believes the difference in pay between the CEO and other NEOs is consistent with our compensation philosophy (summarized in the CD&A), which considers the external market and internal value of each job to the Company along with the incumbent’s experience and performance of the job in setting pay. The CEO’s job is different from the other NEOs because the CEO has ultimate responsibility for performance results and is accountable to the Board and stockholders. Consequently, the Committee believes it is appropriate for the CEO’s pay to be higher.

52	WILLIAMS 2021 PROXY STATEMENT

GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information with respect to the grant of stock options, RSUs, and awards payable under the Company’s annual cash incentive plan during the last fiscal year to the NEOs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

		Threshold	Target	Maximum	Threshold	Target	Maximum

	2/24/2020	$ –	$1,736,250	$3,472,500							$ –

Armstrong	2/24/2020				–	277,094	554,188				4,500,007

	2/24/2020							147,059			3,000,004

	2/24/2020	–	794,328	1,588,656							–

Dunn	2/24/2020				–	101,601	203,202				1,650,000

	2/24/2020							80,882			1,649,993

	2/24/2020	–	504,279	1,008,558							–

Zamarin	2/24/2020				–	76,970	153,940				1,249,993

	2/24/2020							61,275			1,250,010

	2/24/2020	–	538,616	1,077,232							–

Chandler	2/24/2020				–	64,655	129,310				1,049,997

	2/24/2020							51,471			1,050,008

	2/24/2020	–	364,976	729,952							–

Bennett	2/24/2020				–	46,182	92,364				749,996

	2/24/2020							36,765			750,006

Note: Information provided is as of the close of market on December 31, 2020.

(1)	Non-Equity Incentive Awards. Awards from the 2020 AIP are shown.

●	Threshold: At threshold, the 2020 AIP awards are zero.

●	Target: The amount shown is based upon a business performance attainment of 100 percent.

●	Maximum: The maximum amount the NEOs can receive is 200 percent of their AIP target.

(2)

Represents performance-based RSUs granted in February 2020 under the 2007 Incentive Plan. Performance-based RSUs can be earned over a three-year period only if the established performance target is met and the NEO is employed on the certification date, subject to certain exceptions such as the executive’s death, disability, or retirement. Under any circumstances, these shares will be distributed no earlier than the third anniversary of the grant other than due to a termination upon a change in control. If performance plan goals are exceeded, the NEO can receive up to 200 percent of target. If plan threshold goals are not met, the NEO’s awards are cancelled in their entirety.

(3)	Represents time-based RSUs granted under the 2007 Incentive Plan. Time-based units vest 36 months from the respective grant date.

53

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information with respect to the outstanding equity awards held by the NEOs at the end of 2020:

		Option Awards					Stock Awards

												Equity
											Equity	Incentive
				Equity							Incentive	Plan Awards:
				Incentive							Plan Awards:	Market or
				Plan Awards:							Number of	Payout Value
		Number of	Number of	Number of					Number	Market Value	Unearned	of Unearned
		Securities	Securities	Securities					of Shares	of Shares	Shares, Units	Shares, Units
		Underlying	Underlying	Underlying					or Units of	or Units of	of Stock, or	of Stock, or
		Unexercised	Unexercised	Unexercised	Option				Stock That	Stock That	Other Rights	Other Rights
Name	Grant Date	Options (#) Exercisable	Options (#) Unexercisable	Unearned Options	Exercise Price	Expiration Date	Grant Date		Have Not Vested	Have Not Vested	That Have Not Vested	That Have Not Vested

	2/20/2018	154,237	77,119	–	$29.09	2/20/2028	2/24/2020	(2)	–	–	147,059	$2,948,533

	2/21/2017	188,935	–	–	28.87	2/21/2027	2/24/2020	(3)	–	–	277,094	5,555,735

	8/4/2016	145,570	–	–	24.98	8/4/2026	2/19/2019	(2)	–	–	94,821	1,901,161

Armstrong	2/23/2015	153,177	–	–	49.15	2/23/2025	2/19/2019	(3)	–	–	134,817	2,703,081
	2/24/2014	133,080	–	–	41.77	2/24/2024	2/19/2019	(4)	–	–	170,206	3,412,630

	2/25/2013	147,545	–	–	33.57	2/25/2023	2/20/2018	(2)	–	–	54,658	1,095,893

	2/27/2012	159,681	–	–	29.11	2/27/2022	2/20/2018	(3)	–	–	139,011	2,787,171

	2/24/2011	72,486	–	–	24.21	2/24/2021

	2/20/2018	72,753	36,377	–	29.09	2/20/2028	2/24/2020	(2)	–	–	80,882	1,621,684

	2/27/2017	80,736	–	–	28.15	2/27/2027	2/24/2020	(3)	–	–	101,601	2,037,100

							2/19/2019	(2)	–	–	51,058	1,023,713

Dunn							2/19/2019	(3)	–	–	48,396	970,340

							2/19/2019	(4)	–	–	85,103	1,706,315

							2/20/2018	(2)	–	–	36,095	723,705

							2/20/2018	(3)	–	–	53,649	1,075,662

	2/20/2018	53,352	26,677	–	29.09	2/20/2028	2/24/2020	(2)	–	–	61,275	1,228,564

							2/24/2020	(3)	–	–	76,970	1,543,249

							2/19/2019	(2)	–	–	36,470	731,224

Zamarin							2/19/2019	(3)	–	–	34,569	693,108

							2/19/2019	(4)	–	–	63,827	1,279,731

							2/20/2018	(2)	–	–	26,470	530,724

							2/20/2018	(3)	–	–	39,343	788,827

	2/20/2018	53,352	26,677	–	29.09	2/20/2028	2/24/2020	(2)	–	–	51,471	1,031,994

							2/24/2020	(3)	–	–	64,655	1,296,333

							2/19/2019	(2)	–	–	36,470	731,224

Chandler							2/19/2019	(3)	–	–	34,569	693,108

							2/19/2019	(4)	–	–	59,572	1,194,419

							2/20/2018	(2)	–	–	26,470	530,724

							2/20/2018	(3)	–	–	39,343	788,827

	2/20/2018	33,952	16,976	–	29.09	2/20/2028	2/24/2020	(2)	–	–	36,765	737,138

	2/21/2017	44,085	–	–	28.87	2/21/2027	2/24/2020	(3)	–	–	46,182	925,949

	8/4/2016	37,975	–	–	24.98	8/4/2026	2/19/2019	(2)	–	–	25,529	511,856

Bennett	2/23/2015	31,967	–	–	49.15	2/23/2025	2/19/2019	(3)	–	–	24,198	485,170

							2/19/2019	(4)	–	–	31,914	639,876

							2/20/2018	(2)	–	–	16,844	337,722

							2/20/2018	(3)	–	–	25,036	501,972

54	WILLIAMS 2021 PROXY STATEMENT

Note: Information provided is as of the close of market on December 31, 2020.

Stock Options

(1)

The following table reflects the vesting schedules for associated stock option grant dates for awards that were not 100 percent vested as of December 31, 2020. These awards vest in one-third increments as noted in the table.

Grant Date	Vesting Dates

2/20/2018	2/20/2019, 2/20/2020, 2/20/2021

Stock Awards

(2)	The following table reflects the vesting dates for associated time-based RSU award grant dates:

Grant Date	Vesting Dates

2/24/2020	2/24/2023

2/19/2019	2/19/2022

2/20/2018	2/20/2021

(3)

Performance-based RSUs are subject to attainment of performance targets established by the Committee. If earned, these awards generally vest three years from the date of grant. The awards included on the table are outstanding as of December 31, 2020.

(4)

An incremental 2019 performance-based RSU award was granted to select executive officers and is subject to attainment of performance targets established by the Committee. This performance-based RSU award measures adjusted earnings per share against predetermined targets. If earned, these awards vest in one-half increments on the third and fourth anniversary of the award, February 19, 2022 and February 19, 2023.

(5)	Values are based on a closing stock price of $20.05 on December 31, 2020.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to options exercised by the NEO and stock that vested during fiscal year 2020:

	Options Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Alan S. Armstrong	60,646	$257,139	109,744	$2,361,691

Micheal G. Dunn	–	–	51,364	1,023,916

Chad J. Zamarin	–	–	77,667	1,437,616

John D. Chandler	–	–	16,584	339,640

Walter J. Bennett	–	–	45,324	975,372

55

RETIREMENT PLAN

The retirement plan for the Company’s executives consists of two plans: the pension plan and the retirement restoration plan as described below. Together these plans generally provide the same level of benefits to our executives as the pension plan provides to the majority of other employees of the Company. The retirement restoration plan was implemented to address the annual compensation limit of the Internal Revenue Code.

Pension Plan

Each of our NEOs have completed one year of service and participate in our pension plan. Our pension plan is a noncontributory, tax qualified defined benefit plan (with a cash balance design) subject to the Employee Retirement Income Security Act of 1974, as amended.

Each year, participants in the plan earn compensation credits that are posted to their cash balance account. The annual compensation credits are equal to the sum of a percentage of eligible pay (base pay and certain bonuses) and a percentage of eligible pay greater than the social security wage base. The percentage credited is based upon the participant’s age as shown in the following table:

Age as of 12/31/2019	Percentage of Eligible Pay	Percent of Eligible Pay Greater than the Social Security Wage Base

40-49	8%	3%

50 or over	10%	5%

For participants who were active employees and participants under the plan on March 31, 1998 and April 1, 1998, the percentage of eligible pay is increased by 0.3 percent multiplied by the participant’s total years of benefit service earned as of March 31, 1998.

In addition, interest is credited to account balances quarterly at a rate determined annually in accordance with the terms of the plan.

While a lump-sum benefit is also available, the monthly annuity available to those who take normal retirement is based on the participant’s account balance as of the date of retirement. Normal retirement age is 65. Early retirement eligibility begins at age 55. At retirement, participants may choose to receive a single-life annuity (for single participants), a qualified joint and survivor annuity (for married participants), or they may choose one of several other forms of payment having an actuarial value equal to that of the relevant annuity.

Retirement Restoration Plan

The Internal Revenue Code limits pension benefits, based on the annual compensation limit, which can be accrued in tax-qualified defined benefit plans, such as our pension plan. The annual compensation limit in 2020 was $285,000. Any reduction in an executive’s pension benefit accrual due to these limits will be compensated, subject to a cap, under an unfunded top hat plan – our retirement restoration plan.

The elements of compensation that are included in applying the payment and benefit formula for the retirement restoration plan are the same elements that are used, except for application of a cap, in the base pension plan for eligible employees. The elements of pay included in that definition are total base pay, including any overtime, base pay-reduction amounts, and cash bonus awards, if paid (unless specifically excluded under a written bonus or incentive-pay arrangement). Specifically excluded from the definition are severance pay, cost-of-living pay, housing pay, relocation pay (including mortgage interest differential), taxable and non-taxable fringe benefits, and all other extraordinary pay, including any amounts received from equity compensation awards.

With respect to bonuses, annual cash incentives are considered in determining eligible pay under the pension plan. Long-term equity compensation incentives are not considered.

56	WILLIAMS 2021 PROXY STATEMENT

PENSION BENEFITS

The following table sets forth certain information with respect to the actuarial present value of the accrued benefit as of December 31, 2020 under the qualified pension plan and retirement restoration plan. All NEOs are fully vested in the benefits:

Name	Plan Name	Number of Years Credited Services	Present Value of Accrued Benefit (1)	Payments During Last Fiscal Year

Alan S. Armstrong	Pension Plan	35	$1,179,645	—

	Retirement Restoration Plan	35	6,983,061	—

Micheal G. Dunn (2)	Pension Plan	18	323,853	—

	Retirement Restoration Plan	18	821,164	—

Chad J. Zamarin	Pension Plan	4	125,801	—

	Retirement Restoration Plan	4	530,493	—

John D. Chandler (2)	Pension Plan	9	326,963	—

	Retirement Restoration Plan	9	529,124	—

Walter J. Bennett	Pension Plan	6	201,444	—

	Retirement Restoration Plan	6	463,815	—

(1)

The primary actuarial assumptions used to determine the present values include an annual interest credit to normal retirement age equal to 3.0 percent and a discount rate equal to 2.54 percent for the pension plan and a discount rate equal to 1.81 percent for the retirement restoration plan.

(2)	Mr. Chandler and Mr. Dunn rejoined the company in 2017. As former employees, they have prior years of vesting service under the plans.

NONQUALIFIED DEFERRED COMPENSATION

We do not provide other nonqualified deferred compensation for any of our NEOs or other employees.

CHANGE IN CONTROL AGREEMENTS

We have entered into change in control agreements with each of our NEOs to facilitate continuity of management if there is a change in control of the Company.

If during the term of a change in control agreement, a “change in control” occurs and (i) the employment of any NEO is terminated other than for “cause,” “disability,” or death, or (ii) a NEO resigns for “good reason,” such NEO is entitled to the following:

∎	Accrued but unpaid base salary, accrued but unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment);

∎	Within sixty days after the termination date or such later date required by section 409A of the Internal Revenue Code of 1986, as amended:

–	Prorated annual cash incentive for the year of separation through the termination date (lump sum payment);

–	A severance amount equal to three times the sum of his or her base salary and target annual incentive bonus, as of the termination date (lump sum payment); and

–	An amount equal to the full monthly cost of group medical, dental, and/or prescription drug plan benefits multiplied by thirty-six (lump sum payment).

∎	All equity awards will vest and will be paid out only in accordance with the terms of the respective plan and award agreements;

∎	Continued participation in the Company’s directors’ and officers’ liability insurance for six-years or any longer known applicable statute of limitations period;

∎	Indemnification as set forth under the Company’s By-laws; and

∎	Outplacement benefits for six months at a cost not exceeding $25,000 per NEO.

57

We provide a ‘best net’ provision providing our NEOs with the better of their after-tax benefit capped at the safe harbor amount or their benefit paid in full, subjecting them to possible excise tax payments. If a NEO’s employment is terminated for “cause” during the period beginning upon a change of control and continuing for two-years or until the termination of the agreement, whichever happens first, the NEO is entitled to accrued but unpaid base salary, and unpaid paid time off, and any other amounts or benefits due but not paid (lump sum payment).

The agreements with our NEOs use the following definitions:

“Cause” generally means a NEO’s:

∎	Conviction of or a plea of nolo contendere to a felony or a crime involving fraud, dishonesty, or moral turpitude;

∎	Misconduct in the performance of his or her duties that has a material adverse effect on Williams;

∎	Violation or disregard of the Code of Business Conduct that has a material adverse effect on Williams;

∎	Violation or disregard of a Company policy, standard or process that has a material adverse effect on Williams; or

∎	Habitual or gross neglect of his or her duties.

Cause generally does not include bad judgment or negligence (other than habitual neglect or gross negligence); acts or omissions made in good faith after reasonable investigation by the NEO or acts or omissions with respect to which the Board could determine that the NEO had satisfied the standards of conduct for indemnification or reimbursement under the Company’s By-laws, indemnification agreement, or applicable law; or failure (despite good faith efforts) to meet performance goals, objectives, or measures for a period beginning upon a change of control and continuing for two years or until the termination of the agreement, whichever happens first. A NEO’s act or failure to act (except as relates to a conviction or plea of nolo contendere described above), when done in good faith and with a reasonable belief after reasonable investigation that such action or non-action was in the best interest of Williams or its affiliate or required by law shall not be Cause if the NEO cures the action or non-action within ten days of notice. Furthermore, no act or failure to act will be Cause if the NEO acted under the advice of Williams’ counsel or as required by the legal process.

“Change in control” means:

∎	Any person, subject to certain exceptions, becomes a beneficial owner, as such term is defined under the Exchange Act, of 30 percent or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”);

∎	A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not approved by the majority of the members constituting the Board prior to the date of the appointment or election;

∎	Consummation of any reorganization, merger, consolidation, statutory share exchange or similar transaction (a “Reorganization”), the sale or disposition of all or substantially all of Williams’ assets (a “Sale”), or the acquisition of the assets or stock of another entity (an “Acquisition”) unless immediately following such Reorganization, Sale or Acquisition, (A) all or substantially all of the beneficial owners of the outstanding shares of Williams common stock and Williams Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Reorganization, Sale or Acquisition (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition and (B) no Person (other than Williams or any of its subsidiaries, the Surviving Entity or its ultimate parent, or any employee benefit plan sponsored or maintained by any of the foregoing)is the beneficial owner of 30% or more of the Voting Securities, and (C) at least a majority of the members of the board of directors or similar governing body of the Surviving Entity were members of the incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition; or

∎	Approval by the stockholders of Williams for a complete liquidation or dissolution of Williams.

58	WILLIAMS 2021 PROXY STATEMENT

“Disability” means the inability of NEO, as determined by the Board, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of 6 consecutive months.

“Good reason” means, generally,(i) the assignment of any duties inconsistent in any material respect with the NEO’s position, authority, duties or responsibilities as provided in the agreement or any other action that results in a material diminution in the NEO’s position, authority, duties or responsibilities, (ii) a reduction in the NEO’s base salary or annual bonus opportunity, (ii) required relocation to an office or location more than 50 miles for the NEO’s office or location as of the change in control, (iv) a successor company’s failure to honor the agreement, or (v) any other material breach of the Agreement not taken in good faith or not promptly remedied upon notice from the NEO.

59

TERMINATION SCENARIOS

The following table sets forth circumstances that provide for payments to the NEOs following or in connection with a change in control of the Company or a NEO’s termination of employment for cause, upon retirement, upon death and disability, or not for cause. NEOs are generally eligible to retire at the earlier of age 55 and completion of three years of service or age 65.

All values are based on a hypothetical termination date of December 31, 2020 and a WMB closing stock price of $20.05 on such date. The values shown are intended to provide reasonable estimates of the potential benefits the NEOs would receive upon termination. The values are based on various assumptions and may not represent the actual amount a NEO would receive. In addition to the amounts disclosed in the following table, a departing NEO would retain the amounts he or she has earned over the course of his or her employment prior to the termination event, including accrued retirement benefits and previously vested stock options and restricted stock units.

Name	Payment	For Cause (1)	Retirement (2)	Death & Disability (3)	Not For Cause (4)	CIC (5)

	Stock options	—	$ —	$ —	$ —	$ —

	Stock awards	—	9,320,753	14,373,870	14,373,870	21,180,207

	AIP	—	1,690,000	1,690,000	1,690,000	1,690,000

Armstrong	Cash Severance	—	—	—	—	8,970,000
	Outplacement	—	—	—	—	25,000

	Health & Welfare	—	—	—	—	73,464

	‘Best Net’ Provision	—	—	—	—	(7,006,179)

	Total	—	11,010,753	16,063,870	16,063,870	24,932,493

	Stock options	—	—	—	—	—

	Stock awards	—	4,220,339	6,906,673	6,906,673	9,608,937

	AIP	—	770,000	770,000	770,000	770,000

Dunn	Cash Severance	—	—	—	2,940,000	4,410,000
	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	20,516	73,464

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	4,990,339	7,676,673	10,662,189	14,887,401

	Stock options	—	—	—	—	—

	Stock awards	—	—	5,052,786	5,052,786	7,076,152

	AIP	—	—	488,750	488,750	488,750

Zamarin	Cash Severance	—	—	—	2,127,500	3,191,250
	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	21,743	81,248

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	—	5,541,536	7,715,779	10,862,401

	Stock options	—	—	—	—	—

	Stock awards	—	—	4,776,010	4,776,010	6,581,353

	AIP	—	—	522,000	522,000	522,000

Chandler	Cash Severance	—	—	—	2,204,000	3,306,000
	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	21,743	81,248

	‘Best Net’ Provision	—	—	—	—	—

	Total	—	—	5,298,010	7,548,753	10,515,602

	Stock options	—	—	—	—	—

	Stock awards	—	—	3,170,594	3,170,594	4,353,619

	AIP	—	—	356,250	356,250	356,250

Bennett	Cash Severance	—	—	—	1,662,500	2,493,750
	Outplacement	—	—	—	25,000	25,000

	Health & Welfare	—	—	—	13,857	49,708

	‘Best Net’ Provision	—	—	—	—	(1,339,954)

	Total	—	—	3,526,844	5,228,201	5,938,373

60	WILLIAMS 2021 PROXY STATEMENT

(1)	If a NEO is terminated for cause or leaves the company voluntarily, no additional benefits will be received.

(2)

Mr. Armstrong and Mr. Dunn are the only NEOs eligible to retire as of December 31, 2020. If a NEO retires, then the annual cash incentive for the year of separation is pro-rated to the retirement date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested stock options will fully accelerate. A pro-rated portion of the unvested time-based restricted stock units will accelerate, and a pro-rated portion of any performance-based restricted stock units will vest on the original vesting date if the Compensation Committee certifies that the performance measures were met. A pro-rated portion of the unvested 2019 incremental performance-based equity award will vest on the original vesting dates if the Compensation Committee certifies that performance measures were met, and the retirement date is more than 30 months after the grant date. The annual cash incentive award estimates, as of December 31, 2020, are shown at target.

(3)

If a NEO dies or becomes disabled, then the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. All unvested stock options will fully accelerate. All unvested time-based restricted stock units will fully accelerate, and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. The annual cash incentive award estimates, as of December 31, 2020, are shown at target.

(4)

For a NEO who is involuntarily terminated and who receives severance or for a NEO whose termination is due to the sale of a business or outsourcing any portion of a business and for whom no comparable internal offer of employment is made, all unvested time-based restricted stock units will fully accelerate, and a pro-rated portion of any performance-based restricted stock units will vest if the Compensation Committee certifies that the performance measures were met. However, all unvested stock options cancel. If this separation occurs during the last quarter of the fiscal year, the annual cash incentive for the year of separation is pro-rated through the separation or leave date and is paid when all active employees’ annual cash incentives are paid after the company performance is certified. The annual cash incentive award estimates, as of December 31, 2020, are shown at target.

(5)	See “Change in Control Agreements” section.

Please note that we make no assumptions as to the achievement of performance goals as it relates to the performance-based RSUs for active NEOs. If an award is covered by Section 409A of the Internal Revenue Code, lump sum payments and distributions occurring from these events will occur six months after the triggering event to the extent required by the Internal Revenue Code and our award agreements.

CEO PAY RATIO

Our CEO Pay Ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We are utilizing a new median employee after utilizing the same median employee in the 2018, 2019, and 2020 Proxy Statements. We identified this new median employee using our employee population on October 1, 2020. We used a consistently applied compensation measure across our employee population to determine the median employee. For our consistently applied compensation measure, we used targeted total cash compensation which includes an employee’s base salary plus their annual incentive bonus opportunity at target. Due to the consistent use of base salaries and our annual incentive program across our population, targeted total cash compensation provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s compensation in the same manner as the named executive officers in the Summary Compensation Table.

Our median employee’s compensation was $145,112. Our CEO’s disclosed compensation amount was $12,171,958. Accordingly, our CEO Pay Ratio is 84:1.

It is important to note that 88 percent of our CEO’s compensation is at risk. Additionally, 62 percent of the amount disclosed as the CEO’s total compensation in the Summary Compensation Table is the grant date value of equity awards made during 2020. He has not earned any value from these awards to date.

61

COMPENSATION OF DIRECTORS

Only non-employee directors receive director fees. For the 2019-2020 fiscal year, the Company paid non-employee directors:

∎	$110,000 annual retainer paid in quarterly cash payments;

∎	$165,000 annual equity retainer in the form of RSUs with the equity award vesting deferred until retirement from the Board;

∎	$30,000 annual retainer paid in quarterly cash payments to the Chair of the Audit Committee and a $20,000 annual retainer paid in quarterly cash payments for Committee Chairs of the Compensation and Management Development Committee, Environmental, Health and Safety Committee, and the Governance and Sustainability Committee; and

∎	$200,000 annual equity retainer in the form of RSUs for the Chairman of the Board with the equity award vesting deferred until retirement from the Board.

The compensation program remains unchanged for the 2020-2021 fiscal year.

The annual cash retainers paid to the non-employee directors are made through quarterly cash payments. Through The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan, the annual equity retainer is deferred and will not distribute until the director’s retirement from the Board. Dividend equivalents are earned on the non-employee director awards and the dividends will be reinvested until the director’s retirement from the Board.

Non-employee directors generally receive their compensation for a fiscal year beginning on the date of the annual stockholders meeting. The following table shows how compensation is paid to individuals who become non-employee directors after the annual meeting. In this case, the equity retainer would be paid the first of the month following appointment and the cash retainers will be paid on the scheduled quarterly payment dates.

An individual who became a non-employee director...	...but before...	...will receive...

after the annual meeting	August 1	full compensation

on or after August 1	the next annual meeting	pro-rated compensation

Non-employee directors are reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities, including participation in director education programs. In addition, Williams pays premiums on directors’ and officers’ liability insurance policies.

Like all Williams employees, directors are eligible to participate in the Williams Matching Grant Program for eligible charitable organizations and the United Way Program. The maximum matching contribution in any calendar year is $10,000 for a participant in the Matching Grant Program and $25,000 for a participant in the United Way Program. No match is made to the United Way under the Matching Grant Program unless the giving relates to a natural disaster or is applied to the funding of a capital campaign at a United Way funded agency.

62	WILLIAMS 2021 PROXY STATEMENT

DIRECTOR COMPENSATION FOR FISCAL YEAR 2020

The compensation earned by each director for 2020 service is outlined in the following table:

Name	Fees Earned or Paid in Cash (1)	Fees Earned or Paid in Stock (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total

Stephen W. Bergstrom	$110,000	$365,001	$ —	$ —	$ —	$18,500	$493,501

Nancy K. Buese	110,000	165,009	—	—	—	10,000	285,009

Stephen I. Chazen	110,000	165,009	—	—	—	25,000	300,009

Charles I. Cogut	110,000	165,009	—	—	—	20,000	295,009

Kathleen B. Cooper (4)	32,500	—	—	—	—	10,000	42,500

Michael A. Creel	110,000	165,009	—	—	—	10,000	285,009

Vicki L. Fuller	110,000	165,009	—	—	—	9,511	284,520

Peter A. Ragauss	140,000	165,009	—	—	—	—	305,009

Rose M. Robeson (5)	—	—	—	—	—	—	—

Scott D. Sheffield	130,000	165,009	—	—	—	—	295,009

Murray D. Smith	130,000	165,009	—	—	—	—	295,009

William H. Spence (6)	125,000	165,009	—	—	—	25,000	315,009

(1)	The fees paid in cash are itemized in the following chart:

Name	Annual Cash Retainer Including Service on Two Committees	Audit Committee Chair Retainer	Compensation & Management Development Committee Chair Retainer	Governance & Sustainability Committee Chair Retainer	Environmental, Health, & Safety Committee Chair Retainer	Total

Bergstrom	$110,000	$ —	$ —	$ —	$ —	$110,000

Buese	110,000	—	—	—	—	110,000

Chazen	110,000	—	—	—	—	110,000

Cogut	110,000	—	—	—	—	110,000

Cooper (4)	27,500	—	—	5,000	—	32,500

Creel	110,000	—	—	—	—	110,000

Fuller	110,000	—	—	—	—	110,000

Ragauss	110,000	30,000	—	—	—	140,000

Robeson (5)	—	—	—	—	—	—

Sheffield	110,000	—	20,000	—	—	130,000

Smith	110,000	—	—	—	20,000	130,000

Spence (6)	110,000	—	—	15,000	—	125,000

(2)

Awards were granted under the terms of the 2007 Incentive Plan and represent time-based RSUs. Amounts shown are the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The assumptions used to value the stock awards can be found in our Form 10-K for the year-ended December 31, 2020.

(3)

All other compensation includes matching contributions paid in 2020 made on behalf of the Board to charitable organizations through the Matching Grants Program or the United Way Program. It is possible for Directors to make charitable contributions at the end of the year that are not matched by the Company until the following year.

(4)

Ms. Cooper retired from the Board in April 2020 and did not receive a 2020 equity award. The Cash Retainer above reflects payment received as a Board member and as Chair of the Governance & Sustainability Committee for one quarter in 2020.

(5)	Ms. Robeson was appointed in December 2020 but did not receive any compensation in 2020.

(6)	Mr. Spence became Governance & Sustainability Committee Chair upon Ms. Cooper’s retirement in 2020. The Chair Cash Retainer above reflects payment for three quarters as Chair.

63

OUTSTANDING AWARDS AS OF FISCAL YEAR END 2020

The aggregate number of stock options and stock awards held by directors outstanding on December 31, 2020 is as follows:

Name	Number of Shares or Units of Stock Outstanding	Number of Securities Underlying Unexercised Options Exercisable

Bergstrom	73,235	—

Buese	23,642	—

Chazen	30,692	—

Cogut	33,517	—

Cooper (1)	—	—

Creel	30,692	—

Fuller	22,817	—

Ragauss	30,692	—

Robeson (2)	—	—

Sheffield	30,692	—

Smith	52,457	—

Spence	36,033	—

(1)	Ms. Cooper retired from the Board in April 2020 and her stock awards vested upon retirement.

(2)	Ms. Robeson was appointed in December 2020 but did not receive any stock awards in 2020.

64	WILLIAMS 2021 PROXY STATEMENT

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information concerning Williams common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2020, including The Williams Companies, Inc. 2007 Incentive Plan and 2007 Employee Stock Purchase Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-Average Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column of This Table) (3)

Equity Compensation plans approved by security holders	12,531,571	$33.18	20,508,507

Equity Compensation plans not approved by security holders	—	—	—

Total	12,531,571	$33.18	20,508,507

(1)	Includes 6,542,109 shares of RSUs, all of which were approved by security holders.

(2)	Excludes the shares issuable upon the vesting of RSUs included in the first column of this table for which there is no weighted-average price.

(3)	Includes 1,677,068 shares remaining to be issued out of the 2007 Employee Stock Purchase Plan.

65

The Audit Committee oversees Williams’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets separately with management, the internal auditors, the independent auditors, and the General Counsel. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at www.williams.com. The charter, among other things, provides that the Audit Committee has full authority to appoint, oversee, compensate, evaluate, and terminate when appropriate, the independent auditor. In this context, the Audit Committee:

∎	reviewed and discussed the audited financial statements in Williams’ annual report on Form 10-K with management;

∎	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

∎	received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

∎	discussed with Ernst & Young LLP its independence from management and Williams; and

∎	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

∎	Peter A. Ragauss, Chair

∎	Stephen I. Chazen

∎	Charles I. Cogut

∎	Michael A. Creel

∎	Stacey H. Doré

∎	Vicki L. Fuller

66	WILLIAMS 2021 PROXY STATEMENT

The Board recommends that you vote “FOR” the approval of the Company’s executive compensation.

We request our stockholders’ non-binding, advisory vote on our NEO Compensation as disclosed, in accordance with the SEC’s rules, in this proxy statement. This proposal is commonly known as a “say-on-pay” proposal.

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement as well as in the tables and narrative in the “Executive Compensation and Other Information” section, our compensation programs are designed to attract and retain the talent needed to drive stockholder value and help each of our businesses meet or exceed financial and performance targets. Our compensation programs are intended to reward our NEOs for successfully implementing our strategy to grow our business and create long-term stockholder value. We believe our programs effectively link executive pay to the financial performance of the Company while also aligning our NEOs with the interests of our stockholders. The following are some key points that demonstrate our commitment to aligning pay to performance:

∎	The significant majority of NEO target compensation is provided in the form of long-term equity awards, ensuring pay is aligned with stockholders and linked to the performance of our Company’s common stock;

∎	Performance-based RSU awards are measured by ROCE and Debt to EBITDA Ratio, with relative TSR as a modifier. This focuses on our commitment to improve ROCE performance and strong stock price performance in relation to our comparator group of companies in order to deliver the targeted number of RSUs to our NEOs upon vesting; and

∎	Our 2020 Annual Incentive Program aligns 2020 payments to actual performance on pre-established targets effectively linking the Company’s financial performance to NEO pay.

We are seeking our stockholders’ support for our NEO compensation as detailed in this proxy statement. This proposal conforms to SEC requirements and seeks our stockholders’ views on our NEO compensation. It is not intended to address any specific element of compensation, but rather the overall compensation provided to our NEOs including our pay philosophy, our pay principles, and pay practices as described in this proxy statement. The Board asks that you vote “FOR” the following resolution:

RESOLVED, that the stockholders of The Williams Companies, Inc. (the “Company”) approve, on an advisory basis, the executive compensation of the Company’s named executive officers as disclosed within this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (Item 402 of Regulation S-K), which includes the Compensation Discussion and Analysis, the compensation tables, and any related narrative discussion contained in this proxy statement.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for NEOs. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2022 annual meeting of stockholders.

67

The Board recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent auditors for 2021.

The Audit Committee is responsible for selecting the Company’s independent, registered public accounting firm. At a meeting held on February 19, 2021, the Audit Committee appointed the firm of Ernst & Young LLP (“EY”) as the independent auditors to audit our financial statements for calendar year 2021. The Audit Committee considered a number of factors in determining to appoint EY as our independent auditors, including the firm’s professional qualifications and resources, past performance, expertise in our industry, tenure, and capability in handling the breadth and complexity of our business. In selecting the independent auditors, the Audit Committee considers the firm’s independence, and, when rotation is required, also is involved in the selection of the firm’s lead engagement partner. The Audit Committee believes that the appointment of EY as our independent auditors is in the best interests of our stockholders.

A representative of EY will virtually attend the annual meeting and will be available to respond to appropriate questions. Although EY has indicated that no statement will be made, an opportunity for a statement will be provided. Stockholder approval of the appointment of EY is not required, but the Audit Committee and the Board are submitting the selection of EY for ratification to obtain our stockholders’ views. If a majority of the stockholders do not ratify the appointment of EY as the independent auditors to audit our financial statements for calendar year 2021, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent auditor.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees for professional services provided by our independent auditors for each of the last two fiscal years were as follows:

	2020 (millions)	2019 (millions)

Audit Fees	$6.4	$6.0

Audit-Related Fees	0.9	1.8

Tax Fees	0.2	0.3

All Other Fees	0.4	0.9

Total	$7.9	$9.0

Audit fees include fees associated with the annual audits of all of our registrants for SEC and Federal Energy Regulatory Commission reporting purposes, the reviews of our quarterly reports on Form 10-Q, the audit of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services performed in connection with other filings with the SEC. Audit-related fees include audits of employee benefit plans and services performed for other compliance purposes. Tax fees include tax planning, tax advice, and tax compliance. EY does not provide tax services to our executives.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of EY. The Audit Committee is responsible for overseeing the determination of fees associated with EY’s audit of our financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by EY.

On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of EY. On a periodic basis, our management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting. In 2020 and 2019, 100 percent of EY’s services were pre-approved by the Audit Committee.

68	WILLIAMS 2021 PROXY STATEMENT

Why am I receiving these materials?

These materials are being made available to you because, at the close of business on March 1, 2021 (the “Record Date”), you owned shares of Williams’ common stock. Accordingly, our Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held online on Tuesday, April 27, 2021, at 2 p.m., Central Daylight Time. All stockholders of record on the Record Date are entitled to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet through the notice and access process. Accordingly, commencing on or about March 18, 2021, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. These stockholders have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the annual meeting of stockholders.

Why is the Annual Meeting being held in a virtual-only format?

Due to public health concerns arising from the coronavirus (“COVID-19”) pandemic, the Board has determined to hold this year’s Annual Meeting solely by means of remote communication via live, audio webcast. This is often referred to as a “virtual annual meeting.” Accordingly, we are embracing technology to limit potential exposure to, and retransmission of, COVID-19. In addition, we believe that a virtual annual meeting will provide expanded access, improved communication, and cost savings. We also believe that hosting a virtual annual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location with Internet access.

When is the Annual Meeting and how can I attend and participate?

The Annual Meeting will be a completely virtual meeting conducted by live, audio webcast. No physical meeting will be held.

The Annual Meeting will begin promptly on Tuesday, April 27, 2021, at 2 p.m., Central Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

To attend the Annual Meeting:

∎	Access the Internet and go to

www.meetingcenter.io/274167323;

∎	If you are (i) a stockholder of record or (ii) you are a Beneficial Holder who has obtained a control number from Computershare (each of (i) and (ii) above is a “Voting Eligible Party”):

–	select “I have a Control Number”;

–	enter your control number located on the Notice or your proxy card; and

–	enter the meeting password of WMB2021.

∎	If you are not a Voting Eligible Party:

–	select “Guest”; and

–	enter your first and last name; and

–	enter your email address.

∎	To listen to the Annual Meeting click on the Broadcast bar (shown below).

If you are a Voting Eligible Party, and as further discussed in “Will stockholders have an opportunity to ask questions during the Annual Meeting?”, “How do I vote if I am a stockholder of record?”, and “I am a Beneficial Holder who wishes to vote during the Annual Meeting. What must I do to obtain a control number and vote at the Annual Meeting?” you may participate in the Annual Meeting as follows:

∎	To cast a vote during the Annual Meeting, click on the “Cast your Vote” link.

∎	To submit a comment or question during the Annual Meeting, click on the “Messages” icon.

Please note that while all stockholders may attend the Annual Meeting, only stockholders who have the legal right to vote shares are entitled to participate by asking questions and voting during the Annual Meeting. If you are a Beneficial Holder and desire to obtain a control number from Computershare so that you can vote your shares at the Annual Meeting, please see the additional information under “I am a Beneficial Holder who wishes to vote during the Annual Meeting. What must I do to obtain a control number and vote at the Annual Meeting?”

69

Will stockholders have an opportunity to ask questions during the Annual Meeting?

Yes. A Voting Eligible Party must log into the Annual Meeting as described above under “When is the Annual Meeting and how can I attend and participate?” To submit a question:

∎	Select the “Messages” icon (shown below) to type and submit a comment or question.

∎	All submitted comments or questions will be reviewed by our Corporate Secretary prior to being read aloud at the Annual Meeting.

∎	If a comment or question is determined by our Corporate Secretary to be improper for the orderly conduct of the Annual Meeting, then such comment or question will not be addressed at the Annual Meeting. To be in proper form, comments and questions must comply with the Annual Meeting Rules of Conduct which are available on the Annual Meeting site by clicking on the “Rules of Conduct” link.

∎	In general, a comment or question is considered improper and will not be addressed at the Annual Meeting if:

–	It is not pertinent to the Company, the business conducted at the Annual Meeting, and all stockholders generally;

–	Is derogatory or related to a personal matter or grievance; or

–	It relates to pending or threatened litigation.

Questions must be succinct and cover only one topic per question. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. In addition, the total period of time during which questions will be answered will be the first to occur of when either no more comments or questions have been received or 15 minutes have elapsed. Questions which meet the Rules of Conduct will be addressed during the Annual Meeting as provided above and the questions and answers will subsequently be made accessible to all stockholders on the Company’s Investor Relations site.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

∎	view our proxy materials for the Annual Meeting on the Internet;

∎	vote your shares after you have viewed our proxy materials; and

∎	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at

www.edocumentview.com/wmb.

If you received printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

What information is contained in this proxy statement?

This proxy statement includes information about the director nominees and other matters to be voted on at the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer, the principal financial officer, and the three other most highly compensated current officers, (collectively referred to as our named executive officers or NEOs); describes the compensation of our directors; and provides certain other information required under SEC rules.

On what matters am I voting?

You are being asked to vote to:

∎	elect our 13 directors;

∎	approve, on an advisory basis, the Company’s executive compensation;

∎	ratify the appointment of Ernst & Young LLP as our independent auditors for 2021; and

∎	transact any other business properly coming before the Annual Meeting or any adjournment or postponement thereof.

You may vote FOR or AGAINST each individual director nominee or indicate that you wish to ABSTAIN from voting on one or more director nominees. You may also vote FOR or AGAINST the advisory vote on executive compensation or you may indicate that you wish to ABSTAIN from voting on the matter; and you may vote FOR or AGAINST the appointment of Ernst & Young LLP as our independent auditors, or you may indicate that you wish to ABSTAIN from voting on the matter.

We are not aware of any matter to be presented at the Annual Meeting that is not included in this proxy statement. However, your proxy authorizes the persons named on the proxy card to take action on additional matters that may properly arise. These individuals will exercise their best judgment to vote on any other matter, including a question of adjourning the Annual Meeting. All votes are confidential unless disclosure is legally necessary.

How does the Board recommend that I vote on each of the matters?

The Board unanimously recommends that you vote FOR each of the director nominees; FOR, on an advisory basis, the Company’s executive compensation; and FOR the appointment of Ernst & Young LLP as our independent auditors for 2021.

What is the difference between a stockholder of record and a Beneficial Holder?

If as of the close of business on the Record Date your shares were registered in your name with our transfer agent, Computershare, then you are a stockholder of record, and the Notice or printed copies of our proxy materials were sent to you directly by Computershare.

If as of the Record Date you were not holding shares in your name but rather you were holding shares in an account at a broker, bank, or other nominee, then you are a “Beneficial Holder” and your shares are held in “street name.” The stockholder of record for your shares, meaning the party who has the legal right to vote such shares at the Annual Meeting, is your

70	WILLIAMS 2021 PROXY STATEMENT

broker, bank, or such other nominee. As the Beneficial Holder of the shares, the Notice or printed copies of the proxy materials were forwarded to you by your broker, bank, or other nominee and you have the right to direct such party to vote your shares. Such party should have provided you with instructions for directing it how to vote your shares. The Company urges you to instruct your broker, bank, or other nominee on how to vote your shares. As a Beneficial Holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the broker, bank, or other nominee. Please see “I am a Beneficial Holder who wishes to vote during the Annual Meeting. What must I do to obtain a control number from Computershare and vote at the Annual Meeting?” Please understand that, if you are a Beneficial Holder, the Company does not know that you are a stockholder or how many shares you own.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote by proxy via the Internet, by telephone, or by mail. You may also vote at the Annual Meeting.

∎	Via the Internet

You may vote via the Internet by going to the following site: www.envisionreports.com/wmb.

If you received a Notice, please follow the instructions found in the Notice. If you received printed copies of the proxy materials by mail, please follow the instructions on your proxy card.

∎	By telephone

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. Follow the instructions provided by the recorded message. The telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, seven days a week, until the polls close on April 27, 2021.

∎	By mail

If you received printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card, and returning it in the postage-paid envelope we have provided. If you vote by telephone or the Internet, please DO NOT mail back the proxy card.

∎	At the Annual Meeting

Once you have accessed the Annual Meeting, you may vote by clicking on the “Cast your Vote” link. Doing so will take you to Computershare’s InvestorVote site where you will enter and submit your control number to access voting for the business brought before the Annual Meeting.

How do I vote if I am a Beneficial Holder?

As a Beneficial Holder, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the instructions sent to you by such party. You will receive proxy materials and voting instructions for each account you have with a broker, bank, or other nominee. If you wish to change the directions you provided your broker, bank, or other nominee, you should follow the instructions sent to you by such party.

As a Beneficial Holder, you may attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. See below for additional information.

I am a Beneficial Holder who wishes to vote during the Annual Meeting. What must I do to obtain a control number from Computershare and vote at the Annual Meeting?

If you are a Beneficial Holder who wishes to vote during the Annual Meeting, you must register with Computershare and obtain a control number. Please note that banks, brokers, and other nominees typically provide their own control numbers to their account holders. These are not the same as a Computershare generated control number. A Computershare generated control number is required to be used to participate and vote at the Annual Meeting. To obtain a Computershare generated control number, you must submit proof to Computershare of your proxy power (“Legal Proxy”), which may be obtained from your broker, bank, or other nominee, and reflecting your Williams holdings along with your name and email address.

Requests to obtain a control number as set forth above must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on April 23, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to the following:

By email:

Forward the email from your broker, bank, or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com

By mail:

Computershare

The Williams Companies, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Once you obtain a control number from Computershare, you may participate and vote at the Annual Meeting. Please see the detailed instructions contained in “When is the Annual Meeting and how can I attend and participate?” Once you have accessed the Annual Meeting, you may vote by clicking on the “Cast your Vote” link. Doing so will take you to Computershare’s InvestorVote site where you will enter and submit your control number to access voting for the business brought before the Annual Meeting.

71

How do I vote if I participate in the Williams Investment Plus Plan?

If you hold shares in The Williams Investment Plus Plan, Computershare sent you the Company’s proxy materials directly. You may direct the trustee of the plan how to vote your plan shares by calling the toll-free number shown on the proxy card, voting on the Internet on the website shown on the proxy card, or completing and returning the enclosed proxy card in the postage-paid envelope. Please note that, in order to permit the trustee to tally and vote all shares of Williams’ common stock held in The Williams Investment Plus Plan, your instructions, whether by Internet, by telephone, or by proxy card, must be completed and received prior to 1:00 a.m. Central Daylight Time on April 22, 2021. You may not change your vote related to such plan shares after this deadline. If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of the plan and the trust agreement.

As a Beneficial Holder, will my shares held in street name be voted if I do not tell my broker, bank, or other nominee how I want them voted?

Under the rules of the New York Stock Exchange, if you are a Beneficial Holder, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify Ernst & Young LLP as our independent auditors is considered a routine matter. However, the election of directors and the advisory vote to approve executive compensation are not considered routine matters. Accordingly, your broker, bank, or other nominee will not be permitted to vote your shares on such matters unless you provide proper voting instructions.

What shares are included on my proxy card?

If you receive printed copies of the proxy materials by mail, you will receive one proxy card for all shares of Williams’ common stock which you hold as a stockholder of record and in The Williams Investment Plus Plan.

If you are a Beneficial Holder, you will receive voting instructions for each account you have with a broker, bank, or other nominee.

What if I return my proxy card but do not specify how I want to vote?

If you are a stockholder of record and sign and return the proxy card or complete the Internet or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

∎	FOR the election of each of the director nominees;

∎	FOR, on an advisory basis, the Company’s executive compensation; and

∎	FOR the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2021.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy card, or virtually attending the

Annual Meeting and voting online. If you are a stockholder of record, you can revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

How many votes do I have?

Each stockholder will have one vote on each matter for every share of common stock owned on the Record Date. On the Record Date, we had 1,214,757,033 shares of common stock outstanding. (The shares held in our treasury are not considered outstanding and will not be voted or considered present at the Annual Meeting. Our Series B Preferred Stock does not have voting rights.)

What is the quorum requirement for the Annual Meeting of stockholders?

There must be a quorum to take action at the Annual Meeting (other than adjournment or postponement of the meeting). A quorum will exist at the meeting if stockholders holding a majority of the shares entitled to vote at the meeting are present or by proxy. Stockholders of record who return a proxy or are present at the Annual Meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as “present” for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a Beneficial Holder. See “As a Beneficial Holder, will my shares held in street name be voted if I do not tell my broker, bank, or other nominee how I want them voted?”.

What technical support is available prior to and during the Annual Meeting?

The virtual meeting platform used to host the Annual Meeting is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection. We encourage you to access the Annual Meeting prior to the start time.

Once an attendee has accessed the Annual Meeting, the “Technical Assistance” link on the Annual Meeting page will provide further assistance should it be needed, or assistance may be accessed by calling 1-800-884-4225.

What is the voting requirement to approve each of the matters?

Proposals 1-3 may be approved by a majority of the votes cast. Other matters that may properly come before the Annual Meeting may require more than a majority vote under our By-laws, our Restated Certificate of Incorporation, the laws of Delaware, or other applicable laws.

How will the votes be counted?

Abstentions from voting on the election of a director nominee, the ratification of the appointment of independent auditors, and the advisory vote to approve executive compensation will not be considered a vote cast with respect to those matters and therefore will have no effect on the outcome of such matters.

72	WILLIAMS 2021 PROXY STATEMENT

Broker non-votes (i.e., shares held by brokers or nominees that cannot be voted because the beneficial owner did not provide specific voting instructions) will not be treated as a vote cast for any matter.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results of the Annual Meeting?

We will announce the voting results at the Annual Meeting. We also will disclose the voting results in a current report on Form 8-K within four business days after the Annual Meeting.

May I submit a proposal for consideration at the 2022 Annual Meeting of Stockholders?

Yes. For your proposal to be considered for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC’s rule on stockholder proposals, we must receive your proposal no later than November 18, 2021. Your proposal, including the manner in which you submit it, must comply with the eligibility, procedural, and all other requirements of Rule 14a-8.

If you wish to bring business before our 2022 Annual Meeting of Stockholders other than through a stockholder proposal pursuant to the SEC’s Rule 14a-8, we must receive a notice of the proposal, in proper written form as specified in our By-laws, no earlier than the close of business on December 28, 2021 and no later than the close of business on January 27, 2022. Your submission must meet the requirements set forth in our By-Laws.

For information concerning nominating a director candidate for election to our Board, please see “Director Recommendations and Nominations” in the Corporate Governance and Board Matters section of this proxy statement.

All notices of proposals or director nominations should be addressed to our Corporate Secretary at One Williams Center, MD 47, Tulsa, Oklahoma 74172.

Who is paying for this proxy solicitation?

The cost of soliciting proxies on behalf of the Board and the cost of preparing, printing, and distributing this proxy statement will be borne by the Company. Solicitations of proxies are being made through the mail and may also be made in person, by telephone, or by other electronic means by directors, director nominees, and employees of the Company. The Company requests brokers, banks, and other nominees to forward soliciting materials to the Beneficial Holders of shares of the Company held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition, the Company has retained OKAPI Partners LLC (“OKAPI”), to assist with the solicitation of proxies. We anticipate that we will pay OKAPI a fee in an amount equal to approximately $15,000 plus reasonable expenses for these services.

Are you “householding” for stockholders of record sharing the same address?

Yes. For those stockholders who have elected to receive printed materials, the SEC’s rules permit us to deliver a single copy of this proxy statement, our 2020 Annual Report, and the Notice, as applicable, to an address shared by two or more stockholders. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one proxy statement, our 2020 Annual Report, and the Notice, as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. We will still send each stockholder who receives a printed version of these proxy materials an individual proxy card.

If you would like to receive more than one copy of this proxy statement, our 2020 Annual Report, and the Notice, as applicable, we will promptly send you additional copies upon request directed to our transfer agent, Computershare. You can call Computershare toll free at 1-800-884-4225 or write to Computershare Investor Services at P.O. Box 505000, Louisville, Kentucky 40233. You can use the same phone number or mailing address to notify us that you wish to receive a separate proxy statement, our annual report, and the Notice, as applicable, in the future, or to request delivery of a single copy of any materials if you are receiving multiple copies now.

73

INCORPORATION BY REFERENCE

The Compensation and Management Development Committee Report on Executive Compensation and the Report of the Audit Committee are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Williams under the Securities Act of 1933 or the Exchange Act, except to the extent that Williams specifically incorporates such information by reference. In addition, the website addresses contained in this proxy statement are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.williams.com. We make available, free of charge through the Investors page of our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Board committee charters, and the Williams Code of Business Conduct are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at Williams, One Williams Center, MD 47, Tulsa, OK 74172.

By Order of the Board of Directors,

Robert E. Riley, Jr.

Corporate Secretary

Tulsa, Oklahoma

March 18, 2021

74	WILLIAMS 2021 PROXY STATEMENT

NON-GAAP MEASURES

The accompanying materials include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, and distributable cash flow – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes this measure provides investors meaningful insight into results from ongoing operations. Such items are also excluded from net income to determine adjusted income. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Distributable cash flow is defined as Adjusted EBITDA less maintenance capital expenditures, cash portion of net interest expense, income attributable to or dividends/ distributions paid to noncontrolling interests and cash income taxes, and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

These materials are accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

A-1

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income

(UNAUDITED)

(Dollars in millions, except per share amounts)	2018	2019	2020

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$(156)	$ 862	$ 208

Income (loss) from continuing operations - diluted earnings (loss) per common share	$(.16)	$ .71	$ .17

Adjustments:

Expenses associated with new venture	$ —	$ 10	$ —

Share of impairment at equity-method investments	—	—	47

Share of early debt retirement gain at equity-method investment	—	—	(5)

Pension plan settlement charge	22	—	8

Severance and related costs	—	57	1

Benefit of change in employee benefit policy	—	—	(40)

Constitution Pipeline project development costs	4	3	—

Northeast Supply Enhancement project development costs	—	—	6

Impairment of certain assets (1)	1,915	464	182

Regulatory asset reversals from impaired projects	—	—	15

Regulatory adjustments resulting from Tax Reform	(15)	—	—

Benefit of regulatory asset associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	(3)	—	—

Share of regulatory charges resulting from Tax Reform for equity-method investments	2	—	—

Reversal of expenditures capitalized in prior periods	—	16	14

Gain on sale of certain assets and businesses	(692)	2	—

Gain on asset retirements	(12)	—	—

Charge for regulatory liability associated with the decrease in Northwest Pipeline’s estimated deferred state income tax rates following WPZ Merger	12	—	—

Adjustment of Transco’s regulatory asset for post-WPZ Merger state deferred income tax change consistent with filed rate case	—	—	2

Accrual for loss contingencies associated with former operations	—	4	24

Loss on early retirement of debt	7	—	—

(Benefit) adjustment of regulatory assets associated with increase in Transco’s estimated deferred state income tax rate following WPZ Merger	(45)	12	—

WPZ Merger costs	20	—	—

Charitable contribution of preferred stock to Williams Foundation	35	—	—

Adjustments included in Modified EBITDA	1,250	568	254

Adjustments below Modified EBITDA

Gain on sale of equity-method investments	—	(122)	—

Impairment of goodwill (1)	—	—	187

Share of impairment of goodwill at equity-method investment	—	—	78

(Gain) loss on deconsolidation of businesses	(203)	29	—

Impairment of equity-method investments	32	186	1,046

Allocation of adjustments to noncontrolling interests	16	(211)	(65)

	(155)	(118)	1,246

Total adjustments	1,095	450	1,500

Less tax effect for above items	(274)	(112)	(375)

Adjustments for tax-related items (2)	110	—	—

Adjusted income from continuing operations available to common stockholders	$ 775	$ 1,200	$ 1,333

Adjusted income from continuing operations - diluted earnings per common share	$ .79	$ .99	$ 1.10

Weighted-average shares - diluted (thousands)	976,097	1,214,011	1,215,165

(1)

Our partners’ $209 million share of the 2019 impairment of the Constitution pipeline project and $65 million share of the 2020 impairment of goodwill are reflected below in Allocation of adjustments to noncontrolling interests.

(2)	2018 reflects tax adjustments driven by the WPZ Merger, primarily a valuation allowance for foreign tax credits.

A-2	WILLIAMS 2021 PROXY STATEMENT

Reconciliation of Net Income (Loss) to Modified EBITDA and Non-GAAP Adjusted EBITDA and Distributable Cash Flow (DCF)

(UNAUDITED)

(Dollars in millions, except coverage ratios)	2018	2019	2020

The Williams Companies, Inc.

Net income (loss)	$ 193	$ 714	$ 198

Provision (benefit) for income taxes	138	335	79

Interest expense	1,112	1,186	1,172

Equity (earnings) losses	(396)	(375)	(328)

Impairment of goodwill	—	—	187

Impairment of equity-method investments	32	186	1,046

Other investing (income) loss - net	(219)	(107)	(8)

Proportional Modified EBITDA of equity-method investments	770	746	749

Depreciation and amortization expenses	1,725	1,714	1,721

Accretion for asset retirement obligations associated with nonregulated operations	33	33	35

(Income) loss from discontinued operations, net of tax	—	15	—

Modified EBITDA	3,388	4,447	4,851

EBITDA adjustments	1,250	568	254

Adjusted EBITDA	4,638	5,015	5,105

Maintenance capital expenditures (1)	(530)	(464)	(393)

Preferred dividends	(1)	(3)	(3)

Net interest expense - cash portion (2)	(1,128)	(1,213)	(1,208)

Cash taxes	(11)	86	40

Income attributable to noncontrolling interests (3)	(96)	—	—

Dividends and distributions paid to noncontrolling interests	—	(124)	(185)

Distributable cash flow	$2,872	$3,297	$3,356

Total cash distributed (4)	$1,704	$1,842	$1,941

(1)	Includes proportionate share of maintenance capital expenditures of equity-method investments.

(2)	Includes proportionate share of interest expense of equity-method investments.

(3)	Excludes allocable share of certain EBITDA adjustments.

(4)	Includes cash dividends paid on common stock by WMB, as well as the public unitholders share of distributions declared by WPZ for 2017 and the first two quarters of 2018.

A-3

The Williams Companies, Inc.

Annual Meeting of Stockholders

April 27, 2021

2:00 p.m. Central Daylight Time

Virtually via live, audio webcast at www.meetingcenter.io/274167323

  Enter your control number and password – WMB2021

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS. You can vote by telephone or Internet 24 hours a day, 7 days a week.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Alan S. Armstrong	☐	☐	☐	02 - Stephen W. Bergstrom	☐	☐	☐	03 - Nancy K. Buese	☐	☐	☐

	04 - Stephen I. Chazen	☐	☐	☐	05 - Charles I. Cogut	☐	☐	☐	06 - Michael A. Creel	☐	☐	☐

	07 - Stacey H. Doré	☐	☐	☐	08 - Vicki L. Fuller	☐	☐	☐	09 - Peter A. Ragauss	☐	☐	☐

	10 - Rose M. Robeson	☐	☐	☐	11- Scott D. Sheffield	☐	☐	☐	12 - Murray D. Smith	☐	☐	☐

	13 - William H. Spence	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.

		For	Against	Abstain			For	Against	Abstain
2.	Approval, by nonbinding advisory vote, of the Company’s executive compensation.	☐	☐	☐	3.	Ratification of Ernst & Young LLP as independent auditors for 2021.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                 03EOVC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Williams Companies, Inc.

Proxy Solicited on Behalf of the Board of Directors of Williams for the Annual Meeting of Stockholders on April 27, 2021.

The undersigned stockholder of The Williams Companies, Inc. (“Williams”) hereby appoints ALAN S. ARMSTRONG, MICHEAL G. DUNN and T. LANE WILSON, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of Williams’ Common Stock the undersigned is entitled to vote during the Annual Meeting of Stockholders of Williams to be held on the 27th day of April, 2021, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

Voting Instructions

Votes by telephone or Internet until the polls close on April 27, 2021.

To Vote by Internet	To Vote by Telephone	To Vote by Mail

• Go to the following web site: WWW.ENVISIONREPORTS.COM/WMB • Follow the steps outlined on the secured website.	• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. • Follow the instructions provided by the recorded message.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope provided. • If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

To participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan. Non-voted shares will be voted in the same proportion on each issue as the Trustees votes those shares for which it receives voting instructions from Participants. Your instructions must be completed prior to April 22, 2021 at 1:00 a.m. Central Daylight Time.

THANK YOU FOR VOTING